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                                                                     EXHIBIT 1.1


                         MAJESTIC INVESTOR HOLDINGS, LLC
                         MAJESTIC INVESTOR CAPITAL CORP.


               $152,632,000 11.653% SENIOR SECURED NOTES DUE 2007




                               PURCHASE AGREEMENT


                                                               November 30, 2001
JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

         Each of Majestic Investor Holdings, LLC, a Delaware limited liability company (the "COMPANY"), Majestic Investor Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), and each other Majestic Entity (as defined below) hereby agrees with you as follows:

         1. ISSUANCE OF SECURITIES. The Issuers propose to issue and sell to Jefferies & Company, Inc. (the "INITIAL PURCHASER"), and the Initial Purchaser proposes to purchase, $152,632,000 aggregate principal amount of the Issuers' 11.653% Senior Secured Notes due 2007, Series A (the "SERIES A NOTES"). The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Issuers, the Guarantors (as defined below), and The Bank of New York, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below), each with the Guarantee (as defined below) endorsed thereon, are collectively referred to herein as the "NOTES." Each of the entities listed on SCHEDULE A hereto and any future subsidiary guarantors party to the Indenture (such entities and such future subsidiary guarantors, each a "GUARANTOR" and collectively the "GUARANTORS") will fully and unconditionally guarantee on a senior secured basis the obligations under the Notes and the Indenture (the "GUARANTEES"), including the payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on the Notes. The obligations under the Notes and the Guarantees will be secured by security interests in or pledges of (the "SECURITY INTERESTS") substantially all of the assets of, and all of the shares of capital stock of and membership interests in (the "COLLATERAL"), the Issuers, the Guarantors and the Issuers' respective future "restricted subsidiaries," as such term is defined in the Indenture (the Issuers, the Guarantors, such subsidiaries and, with respect to the Security Interest in the membership interests in the Company, Parent (as defined below), collectively, the "GRANTORS"), as set forth in the Offering Circular (as defined below). The Issuers, the Guarantors and the Grantors collectively are sometimes referred to herein as the


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"MAJESTIC ENTITIES." Under no circumstances shall The Majestic Star Casino, LLC, an Indiana limited liability company ("MAJESTIC STAR"), The Majestic Star Casino Capital Corp., an Indiana corporation, or Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company, be deemed a Majestic Entity under this Agreement.

         The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers and the Guarantors have prepared a preliminary offering circular, dated November 14, 2001 (the "PRELIMINARY OFFERING CIRCULAR"), and a final offering circular, dated November 30, 2001 (the "OFFERING CIRCULAR"), relating to the offer and sale of the Series A Notes (the "OFFERING").

         Upon original issuance thereof, and until such time as the same is no longer required under the Indenture or the applicable requirements of the Act, the Series A Notes shall bear the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE


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         MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE
         SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
         (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuers shall issue and sell to the Initial Purchaser (and, in order to induce the Initial Purchaser to purchase the Series A Notes, the Guarantors shall enter into the Guarantees and the Grantors shall grant the Security Interests), and the Initial Purchaser shall purchase from the Issuers, $145,000,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes shall be 95% of the principal amount thereof.

         3. TERMS OF OFFERING. The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers to sell (the "EXEMPT RESALES") the Series A Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to persons whom the Initial Purchaser reasonably believes to be (a) "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"), or (b) institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Act, that make certain representations and warranties to the Issuers ("ACCREDITED INVESTORS" and, together with QIBs, "ELIGIBLE PURCHASERS").

         Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the Closing Date. Pursuant to the Registration


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Rights Agreement, the Issuers and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the 11.653% Senior Secured Notes due 2007, Series B, of the Issuers (the "SERIES B NOTES"), identical in all material respects to the Series A Notes, including with respect to the Guarantees thereof (except that the Series B Notes shall have been registered pursuant to such registration statement), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER"), and (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Series A Notes.

         On the Closing Date, the Grantors will enter into certain security and pledge agreements, mortgages and certain other documents, that will provide for the grant of the Security Interests in the Collateral to the Trustee, as secured party (in such capacity, the "SECURED PARTY"), or will prohibit transfer or mortgage of certain leasehold interests, in each case, for the benefit of the holders of the Notes (such documents, collectively (including the Agreement Regarding Ground Lease (as defined below)), the "SECURITY DOCUMENTS"). The Security Interests will secure the payment and performance when due of all of the obligations of the Majestic Entities under the Indenture, the Notes and the Security Documents. Also on the Closing Date, the Company, Parent, Majestic Star and Barden Development, Inc., an Indiana corporation, will enter into the Member Agreement (as defined in the Indenture). In addition, on the Closing Date, the Issuers expect to enter into a new senior secured credit facility (the "NEW CREDIT FACILITY"). In connection with entering into the New Credit Facility, the Trustee and the lender under the New Credit Facility shall enter into an Intercreditor Agreement, to be dated as of the Closing Date, in a form reasonably satisfactory to the Initial Purchaser, which form shall be attached as an exhibit to the Indenture (the "INTERCREDITOR AGREEMENT").

         The Series A Notes are being sold in connection with a financing related to the acquisition by the Company and the Subsidiaries (as defined below) of substantially all of the assets of Fitzgeralds Las Vegas, Inc. ("FLV"), 101 Main Street Limited Liability Company ("FBH") and Fitzgeralds Mississippi, Inc. ("FM" and, collectively with FLV and FBH, the "FITZGERALDS COMPANIES"; such assets, collectively, the "FITZGERALDS PROPERTIES"; and such acquisition, the "FITZGERALDS ACQUISITION"), pursuant to a Purchase and Sale Agreement, dated as of November 22, 2000, as amended as of December 4, 2000, and as further amended November 1, 2001 (the "PURCHASE AND SALE AGREEMENT"), by and among the Company (as assignee of Majestic Investor, LLC (the "PARENT")), the Fitzgeralds Companies and Fitzgeralds Gaming Corporation.

         This Agreement, the Indenture, the Member Agreement, the Registration Rights Agreement, the Notes, the Guarantees and the Security Documents collectively are referred to herein as the "OPERATIVE DOCUMENTS." The Purchase and Sale Agreement, together with the Operative Documents, and all other documents or instruments executed by either of the Issuers or any of the Subsidiaries in connection with the transactions contemplated thereby collectively are referred to herein as the "TRANSACTION DOCUMENTS." The New Credit Facility and the


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Intercreditor Agreement, together with all other documents or instruments executed by the Majestic Entities in connection with the transactions contemplated thereby, collectively are referred to herein as the "BANK DOCUMENTS" and, together with the Transaction Documents, the "DOCUMENTS." The transactions contemplated by the Operative Documents, including, without limitation, the Offering and the application of the proceeds therefrom as described in the Offering Circular, the issuance and sale of the Notes in accordance with this Agreement and the creation, grant, recording and perfection of the Security Interests, collectively are referred to herein as the "OPERATIVE TRANSACTIONS" and, collectively with the transactions contemplated by the other Documents, including without limitation the Fitzgeralds Acquisition and the borrowing (if any) under the New Credit Facility, the "TRANSACTIONS."

         Each reference in this Agreement (including, without limitation, in any representation or warranty) to the "COMPANY," to "CAPITAL," to the "ISSUERS," to "SUBSIDIARIES" of the Company, Capital or the Issuers, to "SUBSIDIARIES," to "Guarantors," to "GRANTORS" or to "MAJESTIC ENTITIES," or to the businesses, properties or assets of any of the foregoing, whether in the singular or plural, shall be deemed to be a reference to such entity or entities both before and immediately after giving effect to the Fitzgeralds Acquisition.

         4. DELIVERY AND PAYMENT. Delivery to the Initial Purchaser of and payment for the Series A Notes shall be made at a Closing (the "CLOSING") to be held at 9:00 a.m., New York City time, on December 6, 2001, (such time and date, the "CLOSING DATE") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchaser and the Issuers.

         The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Series A Notes (the "GLOBAL SECURITIES"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least two Business Day's notice to the Issuers, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and to Accredited Investors, respectively, in each case against payment by the Initial Purchaser of the purchase price therefore by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Initial Purchaser at least two Business Days prior to the Closing. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         The Global Securities in definitive form shall be made available to the Initial Purchaser for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as shall be acceptable to the Initial Purchaser) not later than 9:30 a.m., New York City time, one Business Day immediately preceding the Closing Date.


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         5. AGREEMENTS OF THE MAJESTIC ENTITIES. Each of the Majestic Entities,
jointly and severally, hereby agrees:

              (a) Certain Events. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Series A Notes under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (b) Offering Circular. At any time prior to the completion of the sale of all of the Series A Notes by the Initial Purchaser pursuant to Exempt Resales, to (i) furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuers, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's request, any amendment or supplement to the Offering Circular that the Initial Purchaser deems may be necessary in connection with Exempt Resales (and the Majestic Entities hereby consent, subject to the Initial Purchaser's compliance with its representations and warranties set forth in
     Section 7, to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

              (c) Notice of Amendment or Supplement. Not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the sale of all of the Series A Notes by the Initial Purchaser pursuant to Exempt Resales, unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within three Business Days after being furnished a copy thereof.

              (d) Preparation of Amendments and Supplements. At any time prior to the completion of the sale of all of the Series A Notes by the Initial Purchaser pursuant to Exempt Resales, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser or their respective counsel, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the


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     statements therein, in the light of the circumstances when such Offering
     Circular is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that as so amended or supplemented, (A) the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when it is so delivered, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

              (e) Qualification of Securities. Prior to the sale of all of the Series A Notes by the Initial Purchaser pursuant to Exempt Resales, to cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, that none of the Majestic Entities shall be required in connection therewith to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

              (f) Costs and Expenses. Whether or not any of the Operative Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Majestic Entities under this Agreement, including: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (including the furnishing of copies of the foregoing to the Initial Purchaser and such other persons as the Initial Purchaser may designate), (B) the processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Operative Documents and any other agreements or documents in connection with the Operative Transactions, (C) the preparation, issuance and delivery of the Notes, including the fees and expenses of the Trustee and the Secured Party (including reasonable fees and expenses of their respective counsel) and all costs and expenses related to the delivery of


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     the Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon and (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification and the preparation of memoranda related thereto), (ii) all fees and expenses of the counsel and accountants of the Majestic Entities, (iii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. (the "NASD"), (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC),
     (vii) all costs and expenses of the Registered Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, as set forth in the Registration Rights Agreement, (viii) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Initial Purchaser in connection with the preparation, negotiation and execution of the Documents and the consummation of the Transactions, and (ix) all other costs and expenses incident and necessary to the performance of the obligations of the Majestic Entities under this Agreement for which provision is not otherwise made in this section.

              (g) Use of Proceeds. To use their respective reasonable best efforts to use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

              (h) Waiver of Certain Laws. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture or any of the Security Documents (and, to the extent it may lawfully do so, each Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or to the Secured Party in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

              (i) Security Interests. To do and perform all things required to be done and performed under the Security Documents prior to, on and after the Closing Date, including, without limitation, all things necessary or advisable to obtain on or prior to the Closing Date (i) all Permits (as defined below), other than any gaming approvals required to be obtained by a purchaser in a foreclosure sale, necessary for the granting, perfection and enforcement of the Security Interests and for the foreclosure by the Secured Party thereon following an Event of Default (as defined in the Indenture), (ii) all


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     termination statements, mortgage releases and other documents necessary to terminate any Liens (as defined in the Indenture) on the Collateral (other than Liens created by the Indenture and the Security Documents), Liens securing loans made under the New Credit Facility and Permitted Liens (as defined in the Indenture), and (iii) subject to the terms of the Intercreditor Agreement, a valid and perfected, first priority Security Interest with respect to each of the assets, shares of capital stock and membership interests which are to constitute the Collateral; and (x) to record in the official records of Clark County, Nevada, an agreement, in form reasonably satisfactory to the Initial Purchaser, not to further transfer or mortgage either of the Nevada Ground Leases or any portion thereof (such agreement, the "AGREEMENT REGARDING GROUND LEASES"), and (y) to deliver to each of the landlords under such Nevada Ground Leases a written notice instructing each such landlord to add to the notice provision of such Nevada Ground Lease the address of the Trustee as a person who is to be copied on any and all notices sent by such landlord to the tenant under such Nevada Ground Lease. "NEVADA GROUND LEASES" means the agreements referenced on SCHEDULE 5(i) hereto.

              (j) Integration. Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of any of the Majestic Entities will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or of offers or sales of Series A Notes pursuant to Exempt Resales.

              (k) Rule 144A Information. For so long as any of the Series A Notes remain outstanding, during any period in which either of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available, upon request, to any holder of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

              (l) DTC. To obtain the approval of DTC for "book entry" transfer of the Notes, and to comply with the representation letter of the Issuers and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

              (m) PORTAL. To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to use its best efforts to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

              (n) Reporting Requirements. For so long as any of the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i) to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Initial Purchaser, within 15 days after either Issuer is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the


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     Commission on Forms 10-Q and 10-K if the Issuers were required to file such
     Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' independent certified public accountants and (B) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Issuers were required to file such reports, and (ii) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or other registration statement under the Act with respect to the Notes) is filed with the Commission, to file such information with the Commission so long as the Commission will accept such filings.

              (o) No Selling Efforts or General Solicitation. Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Series A Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d), or (ii) solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

              (p) No Similar Offerings. During the period beginning on the date hereof and continuing to and including the Closing Date, not to, directly or indirectly, without the prior consent of the Initial Purchaser, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer or sale of, contract to sell, grant of any option to purchase or other disposition of) any debt securities of any of the Majestic Entities substantially similar to the Notes and the Guarantees; provided, that the foregoing will not apply to (i) the Notes and the Guarantees, (ii) borrowings from financial institutions or (iii) the issuance of debt securities to the seller of assets or businesses acquired by the Company as part of the purchase price therefor, in the case of each of clauses (i), (ii) and (iii) of this Section 5(p), only to the extent not prohibited by the Indenture.

              (q) Performance of Agreements. To comply in all material respects with all of its agreements set forth in the Purchase and Sale Agreement and the Operative Documents, and to use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees and the granting, perfection and enforcement of the Security Interests.

         6. REPRESENTATIONS AND WARRANTIES OF THE MAJESTIC ENTITIES. As of the date hereof, each of the Majestic Entities, jointly and severally, represents and warrants to the Initial Purchaser that:

              (a) Offering Circular. The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 8) the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Circular with respect to the price of the Notes, (ii) in the [THIRD] paragraph on page [100] and the [FIRST] paragraph on page [101] of the Offering Circular concerning offering the Notes for resale by the Initial Purchaser, (iii) in the [THIRD] paragraph on page [101] of the Offering Circular concerning market-making by the Initial Purchaser, (iv) in the [FIFTH] paragraph on page [101] of the Offering Circular concerning stabilization by the Initial Purchaser and (v) in the [SIXTH] paragraph on page [101] of the Offering Circular concerning the affiliation of the Initial Purchaser and its affiliates with the Issuers and their affiliates (such information described in the immediately preceding clauses (i) through (v) of this
     Section 6(a), the "FURNISHED INFORMATION"). Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular, as of the Closing Date and as amended or supplemented, will contain, all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Each of the Documents, as executed and delivered, and each of the Transactions, conforms to the description thereof in the Offering Circular.


             (b) 144A Eligibility. There are no securities of any Majestic Entity registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

              (c) Due Organization; Good Standing. Each of the Majestic Entities
     (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing, except where failure to be so qualified or licensed and in good standing would not have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Subsidiaries, taken as a whole, (B) the ability of any of Fitzgeralds, any of the Fitzgeralds Companies or any of the Majestic Entities to perform its obligations under any of the Documents, (C) the enforceability of any of the Security Documents or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Documents or the consummation of any of the Transactions (each, a "MATERIAL ADVERSE EFFECT").

              (d) Subsidiaries. Immediately following the Closing, (i) Capital will have no subsidiaries, (ii) the only subsidiaries of the Company will be Capital and the direct subsidiaries of the Company listed on SCHEDULE B to this Agreement (collectively, the "SUBSIDIARIES" and each, a "SUBSIDIARY"), (iii) the Company will directly own 100% of the outstanding shares of capital stock of Capital and 100% of the membership interests in each Subsidiary, in each case, free and clear of all Liens, except for Liens created by the Indenture, Liens created by the Security Documents, Liens securing loans made under the New Credit Facility and Permitted Liens and (iv) Parent will directly own 100% of the outstanding membership interests in the Company free and clear of all Liens, except for Liens created by the Indenture and the Security Documents. Except as disclosed in the Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Majestic Entities, (ii) options, warrants or other rights to purchase or subscribe for any capital stock of or any membership interests in, or any securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Majestic Entities or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of or any membership interests in, as the case may be, any of the Majestic Entities, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth above, immediately following the Closing, none of the Majestic Entities will directly or indirectly own any capital stock of or other equity interest in any person.

              (e) Capitalization. All of the outstanding membership interests in the Company and each of the Subsidiaries are validly issued and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock of Capital have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, the pro forma capitalization of the Issuers and the Subsidiaries, on a consolidated basis, after giving effect to the Transactions. Immediately following the Closing, except as set forth in such table, neither of the Issuers nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than (i) liabilities that are reflected in the Fitzgeralds Financial Statements (as defined below), (ii) liabilities incurred subsequent to

     September 30, 2001, in the ordinary course of business, consistent with past practice, that would not, singly or in the aggregate, have a Material Adverse Effect, or (iii) loans made under the New Credit Facility.

              (f) No Other Registration Rights. Except for this Agreement and the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Majestic Entities is a party, or by which any of them is bound, granting to any person the right (i) to require either of the Issuers or any Subsidiary to file a registration statement under the Act with respect to any securities of either of the Issuers or any Subsidiary or requiring either of the Issuers or any Subsidiary to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Majestic Entities.

              (g) Power and Authority. Each of the Majestic Entities has all requisite power and authority to execute and deliver, and to perform its obligations under, the Purchase and Sale Agreement and the Operative Documents to which it is a party and to consummate the Transactions contemplated thereby.

              (h) Authorization of this Agreement. This Agreement and the Transactions contemplated hereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with this Agreement) have been duly authorized by each of the Majestic Entities, and this Agreement has been validly executed and delivered by, and is the legal, valid and binding obligation of, each of the Majestic Entities, enforceable against each of the Majestic Entities in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law) and (iii) the enforceability of the provisions of Section 8 providing for the indemnification of or contribution to a party with respect to a liability may be limited if such provisions violate or are contrary to public policy under applicable law.

              (i) Authorization of Indenture and Member Agreement. The Indenture and the Transactions contemplated thereby have been duly authorized by each of the Issuers and the Guarantors and, on the Closing Date, the Indenture will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA. The Member Agreement and the Transactions contemplated thereby have been duly authorized by the Company and, on the Closing Date, the Member Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

              (j) Authorization of Registration Rights Agreement. The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized by each of the Issuers and the Guarantors and, on the Closing Date, the Registration Rights Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law) and (iii) the enforceability of the provisions of
     Section 8 thereof providing for the indemnification of or contribution to a party with respect to a liability may be limited if such provisions violate or are contrary to public policy under applicable law.

              (k) Authorization of Series A Notes. The Series A Notes have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Issuers in accordance with the terms of this Agreement and the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Notes rank and will rank on a parity with all senior Indebtedness (as defined in the Indenture) of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter and senior to all other Indebtedness of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the New Credit Facility will be senior to the Lien on the Collateral securing the Notes and the Guarantees.

              (l) Authorization of Series B Notes. The Series B Notes have been duly authorized by each of the Issuers and, when issued in the Registered Exchange Offer, (A) will have been validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer and (B) will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

              (m) Authorization of Guarantees of Series A Notes. The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed on the Series A Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series A Notes rank and will rank on a parity with all senior Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all other Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the New Credit Facility will be senior to the Lien on the Collateral securing the Notes and the Guarantees.

              (n) Authorization of Guarantees of Series B Notes. The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor and, when the Series B Notes are issued, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed on the Series B Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series B Notes will rank on a parity with all senior Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all other Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the New Credit Facility will be senior to the Lien on the Collateral securing the Notes and the Guarantees.

              (o) Authorization of Security Documents. Each of the Security Documents and the Transactions contemplated thereby (including, without limitation, the creation, grant, recording and perfection of the Security Interests, the recording of the Agreement Regarding Ground Leases, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of Majestic Entities party thereto and, on the Closing Date, each of the Security Documents will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Majestic Entities party thereto, enforceable against each of the Majestic Entities party thereto in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

              (p) No Violation. Parent is not in violation of its certificate of formation or operating agreement (the "PARENT CHARTER DOCUMENTS"), the Company is not in violation of its certificate of formation or operating agreement (the "COMPANY CHARTER DOCUMENTS"), Capital is not in violation of its charter or bylaws (the "CAPITAL CHARTER DOCUMENTS"), and none of the Subsidiaries is in violation of its certificate of formation or operating agreement (the "SUBSIDIARY CHARTER DOCUMENTS" and, collectively with Parent Charter Documents, the Company Charter Documents and the Capital Charter Documents, the "CHARTER DOCUMENTS"). None of the Majestic Entities is (i) in violation of any federal, state, local or foreign statute, law or ordinance, or any judgment, decree, rule, regulation or order, including, without limitation, the Nevada Gaming Control Act, the Mississippi Gaming Control Act and the Colorado Limited Gaming Control Act of 1991, in each case including the rules and regulations promulgated thereunder (collectively, "APPLICABLE LAW"), of any government, governmental or regulatory agency or body (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Mississippi Gaming Commission, the Colorado Limited Gaming Control Commission, the Colorado Department of Revenue Gaming Commission or other applicable gaming authority (each, a "GAMING AUTHORITY")), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), other than violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), other than breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would (x) constitute a violation of such Charter Documents or Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (y) and (z), such breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

              (q) No Conflict. None of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets or capital stock of or membership interests in either of the Issuers or any of the Subsidiaries (except as created by the Indenture and the Security Documents), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

              (r) Permits. No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, "PERMITS") is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) such Permits the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect, (iii) the filing of the Exchange Offer Registration Statement and, if required by the Registration Rights Agreement, the Shelf Registration Statement, with applicable Gaming Authorities, (iv) the approval of the Nevada Gaming Commission of (A) the pledge by the Company of its membership interests in Barden Nevada Gaming, LLC in connection with the New Credit Facility and (B) the Exchange Offer, and (v) the filing of loan reports with the Mississippi Gaming Commission pursuant to MGC Regulation II Licensing I, Section II with respect to the offering of the Series B Notes and the transactions related to the New Credit Facility (the Permits described in clauses (iii), (iv) and (v) of this Section 6(r), collectively, the "POST-CLOSING PERMITS").

              (s) No Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "PROCEEDINGS"), pending or, to the knowledge of the Majestic Entities, threatened (i) either with respect to any of the Majestic Entities in connection with, or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge, any of the Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect. Other than rules and regulations of Gaming Authorities, none of the Majestic Entities is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Majestic Entities, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchaser pursuant to this Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchaser in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

              (t) Regulated Persons. Each of the Majestic Entities and each of their respective directors, members, managers, officers and employees (each of the Majestic Entities and each of such other persons, a "REGULATED PERSON" and, collectively, the "REGULATED PERSONS") has all Permits (including, without limitation, Permits with respect to engaging in gaming operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than (i) such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect and (ii) the approval of the Nevada Gaming Commission of (A) the pledge by the Company of its membership interests in Barden Nevada Gaming, LLC in connection with the New Credit Facility and (B) the Exchange Offer. All such Permits are valid and in full force and effect. Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. None of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such Permit or any material impairment of the rights of the holder of any such Permit. None of the Majestic Entities has any reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

              (u) No Investigations of Regulated Persons. To the knowledge of the Majestic Entities, (i) no Governmental Authority is investigating any Regulated Person, other than ongoing general oversight investigations conducted in the ordinary course of business, and (ii) there is no basis for any of the Gaming Authorities to deny the renewal of the current Permits held by any of the Regulated Persons.

              (v) Title to Assets. Immediately following the Closing, each of the Issuers and each of the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (other than Liens created by the Indenture or the Security Documents, Liens securing loans made under the New Credit Facility and Permitted Liens), to all property and assets described in the Offering Circular to be owned by it, (ii) will enjoy peaceful and undisturbed possession under all leases of real property and under all material leases to which it is a party as lessee and (iii) will hold a valid leasehold interest with respect to each such lease. Capital has no material assets.

              (w) Sufficiency and Condition of Assets. The assets of each of the Issuers and the Subsidiaries include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted, and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect.

              (x) Insurance. Each of the Issuers and the Subsidiaries maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

              (y) Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Majestic Entities, is threatened, with respect to or that could affect any properties or assets of either of the Issuers or any of the Subsidiaries, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect. No owned real property of either of the Issuers or any of the Subsidiaries is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party, except pursuant to the terms of the Purchase and Sale Agreement. Other than the Fitzgeralds Properties, there is no real property currently under contract or subject to an option in favor of any of the Issuers or any of the Subsidiaries, except for real property which the failure of the Issuers or any of the Subsidiaries to acquire, would not, singly or in the aggregate, have a Material Adverse Effect.

              (z) Related Party Transactions. Except as adequately disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

              (aa) Security Interests. Upon execution and delivery of the Security Documents and the issuance of the Notes, the Security Documents will create, in favor of the Secured Party, for the benefit of the holders of the Notes, a legal, valid and enforceable Lien on, and security interest in, all of the right, title and interest of the Grantors in the Collateral and the proceeds thereof. As of the Closing Date, the Security Interests will be valid and perfected, and, subject only to the Intercreditor Agreement, will constitute first priority Liens on and security interests in such Collateral. As of the Closing Date, the Collateral will be subject to no other Liens, other than Permitted Liens and, following the entering into of the New Credit Facility, Liens securing loans made under the New Credit Facility.

              (bb) Taxes. All tax returns required to be filed by either of the Issuers or by any of the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from either of the Issuers or from any of the Subsidiaries have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuers or the Subsidiaries, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any tax period against either of the Issuers or against any of the Subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books and records of the Issuers and the Subsidiaries, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

              (cc) Intellectual Property. The Issuers and the Subsidiaries own or possess, or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") currently used in, or necessary for the conduct of, their businesses, free and clear of all Liens, other than Permitted Liens, except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Majestic Entities, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuers or the Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto, and to the knowledge of the Majestic Entities, there is no valid basis for any such claim, and to the knowledge of the Majestic Entities, the use of such Intellectual Property by the Issuers and the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

              (dd) Accounting Controls. Each of the Issuers and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

              (ee) Financial Statements. The audited historical combined financial statements and related notes of the Fitzgeralds Companies contained in the Offering Circular (the "FITZGERALDS AUDITED FINANCIAL STATEMENTS") and the unaudited combined historical financial statements and related notes of the Fitzgeralds Companies contained in the Offering Circular (the "FITZGERALDS INTERIM FINANCIAL STATEMENTS" and, together with the Fitzgeralds Audited Financial Statements, the "FITZGERALDS FINANCIAL STATEMENTS") present fairly the combined financial position, results of operations and cash flows of the Fitzgeralds Companies on the basis stated in the Offering Circular, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed in the Fitzgeralds Financial Statements, and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the "S-X REQUIREMENTS"). The summary historical financial data included in the Offering Circular for the Fitzgeralds Companies have been prepared on a basis consistent with that of the Fitzgeralds Financial Statements and present fairly the financial position and results of operations of the Fitzgeralds Companies, on a combined basis and on a property-by-property basis, as of the respective dates and for the respective periods indicated.

              The pro forma consolidated financial statements and related notes included in the Offering Circular (w) comply with the S-X Requirements (except for certain expected cost reductions, as described under the heading "Cost reductions" on page PF-8 of the Offering Circular, which may not fall within the Securities and Exchange Commission's Regulation S-X definition of pro forma adjustments) and all other rules and guidelines of the Commission with respect to pro forma financial statements, (x) present fairly the pro forma consolidated financial position, results of operations and cash flow of the Issuers and the Subsidiaries as of the dates and for the periods indicated, after giving effect to the Transactions, (y) have been prepared on a basis consistent with the Fitzgeralds Financial Statements, except for the pro forma adjustments specified therein, and (z) are based on good faith, reasonable estimates and assumptions of the Company. The summary pro forma financial data included in the Offering Circular have been derived from such pro forma financial statements and present fairly the pro forma consolidated financial position and results of operations of the Issuers and the Subsidiaries as of the respective dates and for the respective periods indicated.

              All other financial and statistical data regarding the Majestic Entities and Majestic Star included in the Offering Circular are fairly and accurately presented. Deloitte & Touche LLP are independent public accountants with respect to the Fitzgeralds Companies, and PricewaterhouseCoopers LLP are independent public accountants with respect to the Issuers.

              (ff) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither of the Issuers nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or membership interests, as the case may be, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Issuers or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuers or the Subsidiaries, and (iii) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "MATERIAL ADVERSE CHANGE"). Except as disclosed in the Offering Circular, to the knowledge of the Majestic Entities, there is no event that has occurred or that is reasonably likely to occur which, if it were to occur, could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or result in a Material Adverse Change.

              (gg) Ratings. No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either of the Issuers or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Issuers' or any Guarantor's retaining any rating assigned to any securities of either of the Issuers or any Guarantor, or (ii) has indicated to either of the Issuers or any Guarantor that it is considering
     (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of either of the Issuers or any Guarantor.

              (hh) Solvency. Each of the Issuers and each Guarantor is incurring its respective indebtedness under the Series A Notes and the Guarantees for proper purposes and in good faith. Immediately before and after giving effect to the issuance of the Series A Notes, (i) the assets of the Issuers and their subsidiaries (including the Guarantors), considered as a whole and as a going concern, at a fair valuation, will exceed the sum of their debts, taken as a whole; (ii) the present fair salable value of the assets of the Issuers and their subsidiaries (including the Guarantors), considered as a whole and as a going concern, will exceed the amount required to pay their liability on their debts, taken as a whole; (iii) each of the Issuers will have adequate capital with which to conduct their respective present and anticipated businesses; and (iv) neither the Issuers nor any Guarantor will intend to incur or believe or reasonably should believe that it will incur debts beyond its ability to pay as those debts become due. Neither issuer is aware of any reason why it would be inappropriate to consider, for purposes of clauses (i) and (ii) above, the Issuers and their subsidiaries as a going concern. For purposes of this paragraph, "debts" includes contingent and unliquidated debts.

              (ii) No Solicitation. Neither of the Issuers nor any of their affiliates nor anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Issuers.

              (jj) No Registration. Without limiting clause (r) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes and the Guarantees to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchaser's representations contained in Section 7, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letter of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) was used by either of the Issuers or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as the Series A Notes have been offered, issued or sold by either of the Issuers or any of their respective affiliates within the six-month period immediately prior to the date hereof.

              (kk) ERISA. The Issuers have disclosed to the Initial Purchaser each employee benefit plan maintained by the Issuers and their Affiliates which is a "plan" within the meaning of Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended, or the regulations promulgated thereunder (the "CODE"). No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Issuers or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers nor any Affiliate maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"). The terms "employee benefit plan" and "employee pension benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA.

              (ll) Investment Company Act and Other Federal Regulations. None of the Issuers nor any of the Subsidiaries has taken, and none of them will take, any action that may cause this Agreement or the issuance of the Series A Notes to, and none of the Transactions will, violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
     221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). Neither of the Issuers or any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, or the consummation of any of the other Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or under any other Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

              (mm) No Brokers. Neither of the Issuers nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Transactions and neither of the Issuers or any of the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with the Transactions (other than commissions and fees to the Initial Purchaser as set forth in the Offering Circular).

              (nn) No Labor Disputes. To our knowledge, neither of the Issuers nor any of the Subsidiaries is engaged in any unfair labor practice. Except as would not, singly or in the aggregate, have a Material Adverse Effect, there are (i) no unfair labor practice complaints or other proceedings pending or, to the knowledge of the Majestic Entities, threatened against either of the Issuers or any of the Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievances or arbitration proceedings arising out of or under any collective bargaining agreement are so pending or, to the knowledge of the Majestic Entities, threatened, (ii) no strikes, labor disputes, slowdowns or stoppages pending or, to the knowledge of the Majestic Entities, threatened against either of the Issuers or any of the Subsidiaries, and (iii) no union representation questions existing with respect to the employees of either of the Issuers or any of the Subsidiaries, and, to the knowledge of the Majestic Entities, no union organizing activities taking place.

              (oo) Environmental Laws. Except as disclosed in the Offering Circular, or as otherwise would not, singularly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Offering Circular, (i) neither of the Issuers nor any of the Subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) neither of the Issuers nor any of the Subsidiaries has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of either of the Issuers or any of the Subsidiaries (or against any person or entity for whose acts or omissions the Issuers or any of the Subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim.

              Each of the Issuers and the Subsidiaries, as appropriate, (i) have conducted a review of the effect of Environmental Laws on the business, operations and properties of each of the Issuers and the Subsidiaries, in the course of which, or as a result of which, the Issuers have identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties); and (ii) have conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of each of the Issuers and the Subsidiaries, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Issuers have reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Offering Circular.

              (pp) Representations and Warranties. Each certificate signed by any officer of any of the Majestic Entities and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the Operative Transactions shall be deemed to be a representation and warranty by such Majestic Entities to the Initial Purchaser as to the matters covered thereby.

              (qq) Bankruptcy Court Approval. The United States Bankruptcy Court, District of Nevada, has entered one or more orders (the "BANKRUPTCY ORDERS") approving, and authorizing the Fitzgerald Companies to enter into and consummate, the transfer of the Fitzgeralds Properties to the Company and the Guarantors in accordance with the Purchase and Sale Agreement, the assignment by Parent to the Company of all of Parent's rights and obligations under the Purchase and Sale Agreement, all amendments to the Purchase and Sale Agreement, and all other transactions contemplated by the Purchase and Sale Agreement (including all amendments thereto). Each of the Bankruptcy Orders has become a final order, in that each is in full force and effect as originally entered, and as to each the time to seek rehearing or to appeal has expired, no request for rehearing or appeal is pending, and no stay is in effect. Except as would not, singly or in the aggregate, have a Material Adverse Effect, notice of the debtors' motions for entry of the Bankruptcy Orders was properly given as required by the United States Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and any local bankruptcy rules.

         7. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. As of the date hereof, the Initial Purchaser represents and warrants to the Issuers and the Guarantors that:

              (a) QIB or Accredited Investor. It is either a QIB or an Accredited Investor, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

              (b) Eligible Purchasers. It (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to, persons in the United States whom it reasonably believes to be (A) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act or
     (B) Accredited Investors that execute and deliver to each of the Issuers and the Initial Purchaser a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

              (c) No General Solicitation. No form of general solicitation or general advertising in violation of the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes pursuant hereto, including but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (d) Representations of Eligible Purchasers. In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, persons whom it reasonably believes to be Eligible Purchasers who, in purchasing such Series A Notes, will be deemed to have represented and agreed that: (i) such Eligible Purchaser understands that such Series A Notes have not been registered under the Act or any other applicable securities law; (ii) the Series A Notes purchased by such Eligible Purchaser may be offered, sold or otherwise transferred prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Series A Notes and the last date on which either of the Issuers or any affiliate of the Issuers was the owner of the Series A Notes (or any predecessor of the Series A Notes) only (A) to either of the Issuers, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Act, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Act, (D) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act that is acquiring the Series A Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (E) pursuant to another available exemption from the registration requirements of the Act, subject (1) in each of the foregoing clauses (A) through (E) to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, (2) to the Issuers' and the Trustee's right prior to any such offer, sale or transfer pursuant to clause (D) or (E) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the Series A Notes is completed and delivered by the transferor to the Trustee and (3) in each of the foregoing clauses (A) through (E) in accordance with applicable securities laws of any U.S. state or any other applicable jurisdiction; and (iii) such Eligible Purchaser will deliver to each person to whom the Series A Notes are transferred a notice substantially to the effect of the foregoing.

              (e) Power and Authority. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by it.

         8. INDEMNIFICATION.

              (a) Indemnification of Initial Purchaser. Each of the Majestic Entities shall, jointly and severally, without limitation as to time, indemnify and hold harmless the Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Initial Purchaser (any of such persons being hereinafter referred to as a "CONTROLLING PERSON"), and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and any such controlling person (collectively, the "PURCHASER INDEMNIFIED PARTIES"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that neither of the Issuers nor any Guarantor shall be liable under the indemnity provided in this Section 8(a) to any Purchaser Indemnified Party for any Losses that
     (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Circular, which untrue statement or omission was corrected in the Offering Circular (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that
     (1) such Purchaser Indemnified Party sold the Notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Circular (as then amended or supplemented), if required by law to have so delivered it, and (2) the Issuers had previously furnished copies of the corrected Offering Circular to such Purchaser Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Circular, if delivered, would have been a complete defense against the person asserting such Loss; or (B) are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The parties hereto agree that the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the Furnished Information. The Issuers shall notify the Initial Purchaser promptly of the institution, threat or assertion of any Proceeding of which either of the Issuers or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves either of the Issuers, any of the Subsidiaries or any of the Purchaser Indemnified Parties.

              (b) Actions Against Parties; Notification. If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the "INDEMNIFYING PARTIES") in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

              The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties have agreed to pay such fees and expenses; (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and one or more Indemnifying Parties (or any affiliates or controlling persons of any of the Indemnifying Parties), and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Parties; it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

              No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

              (c) Indemnification of Majestic Entities. The Initial Purchaser agrees to indemnify and hold harmless each of the Majestic Entities and each of their controlling persons and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Majestic Entities and any such controlling person to the same extent as the foregoing indemnity from the Majestic Entities to each of the Purchaser Indemnified Parties stated in Section 8(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The parties hereto agree that the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the Furnished Information. Notwithstanding the foregoing, any liability of the Initial Purchaser hereunder shall be limited to an amount not to exceed the excess (such excess, the "AGGREGATE DISCOUNT") of (i) the aggregate gross proceeds received by the Initial Purchaser from the sale of the Series A Notes over (ii) the sum of (A) the aggregate price at which such Initial Purchaser purchased the Series A Notes from the Issuers and (B) the amount of any Losses that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement of such omission or alleged omission.

              (d) Contribution. If the indemnification provided for in this
     Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this
     Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Subsidiaries, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Subsidiaries, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiaries, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchaser, on the other hand, bear to the total price of the Series A Notes in Exempt Resales as set forth on the cover page of the Offering Circular. The relative fault of the Issuers and the Subsidiaries, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Subsidiary, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

              Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the Aggregate Discount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that any of the Majestic Entities or the Initial Purchaser may otherwise have to the Indemnified Parties, or limits in any way rights or remedies which may otherwise be available at law or in equity.

         9. CONDITIONS.

              (a) Conditions to Obligations of Initial Purchaser. The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                   (i) Representations and Warranties of Majestic Entities. All the representations and warranties of each of the Majestic Entities in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Majestic Entities shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied on or prior to the Closing Date pursuant to this Agreement.

                   (ii) Availability of Offering Circular. The Offering Circular shall have been printed and copies made available to the Initial Purchaser not later than 12:00 noon, New York City time, on the first Business Day following the date of this Agreement or at such later date and time as the Initial Purchaser may approve.

                   (iii) No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes or the consummation of any of the other transactions contemplated by the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

                   (iv) No Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the issuance and sale of the Series A Notes or the consummation of any of the other transactions contemplated by the Transaction Documents. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes, and (B) would not, singly or in the aggregate, have a Material Adverse Effect.

                   (v) No Material Adverse Change. Since the date as of which information is given in the Offering Circular (without giving effect to any amendment thereto or supplement thereto), there shall not have been any Material Adverse Change.

                   (vi) PORTAL. The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of "B" and "B2" from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

                   (vii) Maintenance of Rating. As of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of either of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of either of the Issuers by any such rating organization and
     (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                   (viii) Officers', Secretary's and Solvency Certificates. The Initial Purchaser shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Majestic Entities, on behalf of such Majestic Entity, confirming the matters set forth in paragraphs (i), (iii), (iv), (v), (vii) and (xii) of this Section 9(a), (B) a certificate, dated the Closing Date, signed by the (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Majestic Entities, on behalf of each such Majestic Entity, stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Circular and the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Issuers believe to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Initial Purchaser, (C) a certificate, dated the Closing Date, signed by the Secretary of each of the Majestic Entities, certifying such matters as the Initial Purchaser may reasonably request, and (D) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Majestic Entities substantially in the form previously approved by the Initial Purchaser.

                   (ix) Opinions of Counsel. The Initial Purchaser shall have received, a favorable opinion (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, of each of the following: (A) Latham & Watkins, special counsel to the Majestic Entities, containing opinions substantially to the effect of the opinions set forth in EXHIBIT A hereto; (B) Schreck Brignone Godfrey, special Nevada counsel to the Majestic Entities, containing opinions substantially to the effect of the opinions set forth in EXHIBIT B hereto;
     (C) Watkins Ludlam Winter & Stennis, P.A., special Mississippi counsel to the Majestic Entities, containing opinions substantially to the effect of the opinions set forth in EXHIBIT C hereto; (D) Robinson Waters & O'Dorisio, special Colorado counsel to the Majestic Entities, containing opinions substantially to the effect of the opinions set forth in EXHIBIT D hereto; (E) Terriberry, Carroll & Yancey, L.L.P., special Mississippi vessel counsel to the Majestic Entities, containing opinions substantially to the effect as the opinions set forth in EXHIBIT E hereto; (F) Dykema Gossett PLC, counsel to the Majestic Entities, containing opinions substantially to the effect as the opinions set forth in EXHIBIT F hereto; and (G) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Initial Purchaser, containing opinions substantially to the effect of the opinions set forth in EXHIBIT G hereto.


                   (x) Accountants' Comfort Letters. The Initial Purchaser shall have received (A) from PricewaterhouseCoopers LLP, independent public accountants with respect to the Issuers and the Guarantors, (1) a customary comfort letter, dated as of the date of the Offering Circular, in form and substance satisfactory to the Initial

     Purchaser, containing the information and statements of the type ordinarily included in accountants' "comfort letters," with respect to certain financial information with respect to Majestic Star, the Issuers and the Subsidiaries contained in the Offering Circular, (2) a customary agreed upon procedures letter (which may be included as part of the comfort letter referred to in clause (A)(1) above), dated as of the date of the Offering Circular, in form and substance satisfactory to the Initial Purchaser, containing the information and statements of the type ordinarily included in accountants' "agreed upon procedures letters," with respect to the pro forma consolidated financial statements of the Company and the pro forma financial information with respect to the Issuers and the Subsidiaries contained in the Offering Circular, (3) a customary comfort letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letter furnished pursuant to clause (A)(2) above, except that the specified date referred to shall be a date not more than three days prior to the Closing Date and (4) a customary agreed upon procedures letter (which may be included in the comfort letter referred to in clause (A)(3) above), dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letter furnished pursuant to clause (A)(4) above, except that the specified date referred to shall be a date not more than three days prior to the Closing Date; and (B) from Deloitte & Touche, LLP, independent public accountants with respect to the Fitzgeralds Companies, (1) a customary comfort letter, dated as of the date of the Offering Circular, in form and substance satisfactory to the Initial Purchaser, containing the information and statements of the type ordinarily included in accountants' "comfort letters," with respect to the financial statements of the Fitzgeralds Companies and certain financial information with respect to the Fitzgeralds Companies contained in the Offering Circular and (2) a customary comfort letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that Deloitte & Touche, LLP reaffirms the statements made in its letter furnished pursuant to clause (B)(1) above, except that the specified date referred to shall be a date not more than three days prior to the Closing Date.

                   (xi) Execution and Delivery of Operative Documents. The Operative Documents shall have been executed and delivered by all parties thereto and the Initial Purchaser shall have received a fully executed original of each Operative Document.

                   (xii) Consummation of Transactions. Each of the Transactions shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Circular.

                   (xiii) Security Documents. The Issuers shall have furnished to the Initial Purchaser the Security Documents duly executed by the respective Grantors party thereto, together with:

                   (A) proper financing statements, each in the form to be filed on the Closing Date under the Uniform Commercial Code of all jurisdictions that may be deemed necessary or desirable in order to perfect the Liens created by the Security Documents, covering the Collateral and naming the Secured Party as secured party, which financing statements shall be so filed on the Closing Date;

                   (B) proper instruments to be filed in the U.S. Patent and Trademark Office that may be deemed desirable in order to perfect the liens granted on trademarks, which liens have been created by the Security Documents;

                   (C) contemplated requests for information and lien search results, listing all effective financing statements filed as of a recent date in the jurisdictions referred to in Section 9(a)(xiii)(A) that name any of the Majestic Entities as debtor, together with copies of such financing statements (none of which shall cover the Collateral described in the Security Documents);

                   (D) copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases, intellectual property releases and other collateral releases and terminations, each in form and substance satisfactory to the Initial Purchaser evidencing the release of each item of Collateral and the termination of all Liens thereon (other than Liens created by the Indenture and the Security Documents), and each such payoff letter, release and termination shall be in full force and effect.

                   (E) bailee letters and landlord waivers, in form and substance reasonably satisfactory to the Initial Purchaser, executed by the Issuers or the appropriate Grantors for delivery to each of the persons specified in the Security Documents as holding Collateral;

                   (F) the original membership interest certificates and stock certificates pledged to the Secured Party pursuant to the Security Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith;

                   (G) mortgages (including vessel mortgages and ship mortgages), assignments of rents and leases, and fixture filings in form and substance approved by the Initial Purchaser, to be recorded on the Closing Date in all jurisdictions that may be deemed necessary or desirable in order to perfect the liens created by the Security Documents, covering the Collateral, which mortgages, assignments of rents and leases, and fixture filings shall be so recorded on the Closing Date;

                   (H) irrevocable commitment by a title insurance company approved by the Initial Purchaser in the Initial Purchaser's reasonable discretion to issue one or more lender's policies of title insurance insuring the liens created by the Security Documents, subject only to those title matters and exceptions approved by the Initial Purchaser, together with fully executed reinsurance agreements in form and substance approved by the Initial Purchaser, providing for reinsurance in the amounts required by the Initial Purchaser with title insurance companies approved by the Initial Purchaser; and

                   (I) any other documents required to be delivered to the Secured Party pursuant to the Security Documents and reasonable evidence that all other actions necessary or desirable to perfect and protect the Liens created by the Security Documents have been taken.

                   (xiv) Permits. All Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to permit the issuance and sale of the Series A Notes in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement; and all Permits (other than the Post-Closing Permits) required to be obtained from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to consummate the other Transactions contemplated by the Transaction Documents shall have been obtained and made, in each case free of any conditions other than those set forth in such Transaction Documents.

                   (xv) Additional Documents. Counsel to the Initial Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

              (b) Conditions to Issuers' and Guarantors' Obligations. The obligations of the Issuers to sell, and the obligations of the Guarantors to guarantee, the Series A Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                   (i) Payment. The Initial Purchaser shall have delivered payment to the Issuers for the Series A Notes pursuant to Sections 2 and 4 of this Agreement and shall have complied with all other obligations and agreements required to be complied with by it hereunder on or prior to the Closing Date.

                   (ii) Representations and Warranties. All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                   (iii) No Injunctions. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

         10. TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

              (a) Material Adverse Effect. Since the date as of which information is given in the Offering Circular, any Material Adverse Effect or any Material Adverse Change, that would, in the Initial Purchaser's judgment, (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Series A Notes, including the Exempt Resales, on the terms and in the manner contemplated in the Offering Circular or
     (ii) materially impair the investment quality of the Notes.

              (b) Failure to Satisfy Conditions. The failure of any of the Majestic Entities to satisfy the conditions contained in Section 9(a) on or prior to the fifth Business Day following the date of this Agreement.

              (c) Outbreak of Hostilities. Any outbreak or escalation of hostilities, any declaration of war by the United States, any other calamity, emergency or crisis, any material adverse change in economic conditions in or the financial markets of the United States or elsewhere or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which could make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes.

              (d) Suspension of Trading. The suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market.

              (e) Enactment of Adverse Law. The enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of either of the Issuers or any of the Subsidiaries.

              (f) Downgrade of Securities. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Majestic Entities or any securities of any of the Majestic Entities (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Majestic Entities or any securities of any of the Majestic Entities by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

              (g) Banking Moratorium. The declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

         The respective indemnities, contribution and expense reimbursement provisions and agreements, and representations, warranties and other statements of the Majestic Entities and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or any of the Majestic Entities, or any of their respective officers, directors, members or managers or any of their respective controlling persons, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, any termination pursuant to this Section 10). Without limiting the foregoing, notwithstanding any termination of this Agreement, the Majestic Entities shall be and shall remain jointly and severally liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f), and (ii) pursuant to Section 8.

         11. MISCELLANEOUS.

              (a) Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to any of the Majestic Entities, to 400 Renaissance Center, Detroit, Michigan 48243, facsimile number (313) 496-8400, Attention: Chief Financial Officer, with a copy to One Buffington Harbor Drive, Gary, Indiana 46406-3000, facsimile number
     (219) 977-7811, Attention: Chief Financial Officer, and an additional copy to Latham & Watkins, Sears Tower, Suite 5800, 233 South Wacker Drive, Chicago, Illinois 60606, facsimile number (312) 993-9767, Attention:
     Michael D. Levin, Esq. and (ii) if to the Initial Purchaser, to 11100 Santa

     Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention:
     Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, facsimile number (213) 687-5600, Attention: Nicholas P. Saggese, Esq. (provided, that any notice pursuant to Section 8 will be mailed, delivered, telegraphed or sent by facsimile and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

              (b) Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Majestic Entities, the Initial Purchaser and, to the extent provided in Section 8, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchaser is intended to be a beneficiary of the Issuers' covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by each of the Issuers, and each such purchaser shall have the right to take action against each of the Issuers to enforce, and obtain damages for any breach of, those covenants.

              (c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE MAJESTIC ENTITIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE MAJESTIC ENTITIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN

     INCONVENIENT FORUM. EACH OF THE MAJESTIC ENTITIES IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE MAJESTIC ENTITIES IN ANY OTHER JURISDICTION.

              (d) Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

              (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

              (f) Interpretation. The words "INCLUDE," "INCLUDES," and "INCLUDING" when used in this Agreement shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 30, 2001. The words "HEREOF," "HEREIN," "HEREWITH," "HEREBY" and "HEREUNDER" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "TO THE KNOWLEDGE OF THE MAJESTIC ENTITIES" means the actual knowledge, after due inquiry, of each of Don H. Barden and Michael E. Kelly. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

              (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

              (h) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

                       [signature pages follow this page]

         Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.


                        Very truly yours,



                        MAJESTIC INVESTOR, LLC


                        By: /s/ Don H. Barden
                            ----------------------------------------------------
                               Name: Don H. Barden
                               Title: Manager



                        MAJESTIC INVESTOR HOLDINGS, LLC


                        By: /s/ Don H. Barden
                            ----------------------------------------------------
                               Name: Don H. Barden
                               Title: Manager



                        MAJESTIC INVESTOR CAPITAL CORP.


                        By: /s/ Don H. Barden
                            ----------------------------------------------------
                               Name: Don H. Barden
                               Title: President

                        BARDEN NEVADA GAMING, LLC


                        By: /s/ Don H. Barden
                            ----------------------------------------------------
                               Name: Don H. Barden
                               Title: President



                        BARDEN MISSISSIPPI GAMING, LLC


                        By: /s/ Don H. Barden
                            ----------------------------------------------------
                               Name: Don H. Barden
                               Title: Manager



                        BARDEN COLORADO GAMING, LLC


                        By: /s/ Don H. Barden
                            ----------------------------------------------------
                               Name: Don H. Barden
                               Title: Manager

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.


By:    /s/  M. Brent Stevens
       ----------------------------------------------
       Name:  M. Brent Stevens
       Title:  EVP

                                                                      SCHEDULE A
                                   GUARANTORS

Name                                                  State of Formation
----                                                  -------------------
Barden Nevada Gaming, LLC                                   Nevada
Barden Mississippi Gaming, LLC                            Mississippi
Barden Colorado Gaming, LLC                                Colorado

                                                                      SCHEDULE B
                                  SUBSIDIARIES

Name                                                  State of Formation
----                                                  -------------------
Barden Nevada Gaming, LLC                                   Nevada
Barden Mississippi Gaming, LLC                           Mississippi
Barden Colorado Gaming, LLC                                Colorado

                                                                       EXHIBIT A

                       FORM OF OPINION OF LATHAM & WATKINS


         1. Due Organization; Good Standing.

         (a) The Parent is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power to conduct and carry on its business and to own the membership interests of the Company. Based solely on certificates from public officials, we confirm that Parent is qualified to do business in Nevada.

         (b) The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular. Based solely on certificates from public officials, we confirm that the Company is qualified to do business in the following states: Colorado, Indiana, Mississippi and Nevada.

         (c) Capital is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to conduct and carry on its business as described in the Offering Circular.

         2. Subsidiaries. All of the outstanding shares of capital stock of Capital and all of the outstanding membership interests in each Subsidiary are owned by the Company of record and all of the outstanding membership interests of the Company are owned by Parent of record.

         3. Outstanding Shares and Interests. All of the outstanding membership interests in the Company have been validly issued and were not issued in violation of, and are not subject to, any preemptive or any similar rights. All of the outstanding shares of capital stock of Capital have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights, and are owned of record by the Company free and clear of all Liens, except for Liens created by the Indenture, the Security Documents and the New Credit Facility.

         4. No Other Registration Rights. To our knowledge, except for the Purchase Agreement and the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Issuers, the Parent or the Guarantors is a party, or by which any of them is bound, granting to any person the right (i) to require either of the Issuers or any Subsidiary to file a registration statement under the Act with respect to any securities of either of the Issuers or any Subsidiary or requiring the either of Issuers or any Subsidiary to include such securities with the Notes and the Guarantees registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of either of the Issuers, any of the Subsidiaries or any of their respective affiliates.

         5. Power. Each of the Issuers and Parent has all requisite corporate or limited liability company power to execute and deliver and to perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions contemplated thereby.

         6. Authorization and Enforceability.

         (a) Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by Parent. The Purchase Agreement and the issuance and sale of the Notes in accordance with the Purchase Agreement have been duly authorized by each of the Issuers, and the Purchase Agreement has been duly executed and delivered by each of the Issuers.

         (b) Indenture. The Indenture has been duly authorized by each of the Issuers, and has been validly executed and delivered by each of the Issuers. The Indenture is the legally valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms. The Indenture conforms to the requirements of the TIA applicable to an indenture that is required to be qualified under the TIA.

         (c) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the Issuers, and the Registration Rights Agreement has been validly executed and delivered by each of the Issuers. The Registration Rights Agreement is the legally valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

         (d) Series A Notes. The Series A Notes have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to the Purchase Agreement and have been validly executed by each of the Issuers, and when issued and delivered by the Issuers against payment therefor, will be legally valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms.

         (e) Series B Notes. The Series B Notes and the issuance thereof have been duly authorized by each of the Issuers and, when executed, authenticated, issued and delivered in exchange for the Series A Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer, will be legally valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms.

         (f) Guarantees of Series A Notes. The Guarantee to be endorsed on the Series A Notes by each Guarantor, when the Series A Notes are issued and delivered by the Issuer against payment therefor, will be the legally valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms.

         (g) Guarantees of Series B Notes. The Guarantee to be endorsed on the Series B Notes by each Guarantor, when the Series B Notes have been executed, authenticated, issued and delivered in exchange for the Series A Notes in accordance with the terms of the Indenture, the

Registration Rights Agreement and the Registered Exchange Offer, will be the legally valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms.

         (h) Security Documents. Each of the Security Documents (other than the Parent Pledge Agreement, which is addressed in the following sentence) (including without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of the Issuers, and each of the Security Documents (other than the Parent Pledge Agreement, which is addressed in the following sentence) has been duly executed and delivered by each of the Issuers. The Parent Pledge Agreement (including without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by Parent, and the Parent Pledge Agreement has been duly executed and delivered by Parent. Each of the Security Documents is the legally valid and binding obligation of each of the Majestic Entities party thereto, enforceable against each of the Majestic Entities party thereto in accordance with its terms.

         7. No Violation. To our knowledge, none of the Majestic Entities is in violation of its respective Charter Documents.

         8. No Conflict. None of the execution and delivery of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Operative Transactions contemplated thereby will: (i) violate the Charter Documents of the Issuers or Parent; (ii) result in a breach of the Purchase and Sale Agreement or any Applicable Agreement (as defined below); (iii) violate any Applicable Law; or (iv) require any consents, approvals, authorizations or registrations by the Majestic Entities under any Applicable Law, except such as may be required under state securities laws in connection with the purchase and sale of the Notes or as may be required for the perfection of any security interests (which is addressed in paragraph 15 below).

         9. No Proceedings.

         (a) To our knowledge, there is no Proceeding pending or threatened either with respect to any of the Majestic Entities in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Operative Documents or the Purchase and Sale Agreement or any of the Transactions.

         (b) To our knowledge, no injunction or order has been issued and there is no Proceeding pending or threatened that (i) asserts that the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchaser pursuant to the Purchase Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchaser in the manner contemplated by the Purchase Agreement are subject to the registration requirements of the Act, or
(ii) would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

         10. No Registration. Assuming the accuracy of the representations, warranties and agreements of the Majestic Entities and of the Initial Purchaser contained in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchaser pursuant to the Purchase Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchaser in the manner contemplated by the Purchase Agreement and described in the Offering Circular, to register such sales or resales of the Series A Notes and the Guarantees under the Act, and it is not necessary, prior to the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, to qualify the Indenture under the TIA. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

         11. Rule 144A Eligibility. There are no securities of any Majestic Entity registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

         12. Rule 144A(d)(4) Information. The Offering Circular as of its date (except for the pro forma financial statements, including the notes thereto, the financial statements, including the notes thereto, and other financial data included therein or omitted there from, as to which we express no opinion), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

         13. Investment Company Act. Neither the Issuers nor any of the Subsidiaries is, and after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Circular under the caption "Use of Proceeds," neither will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         14. Offering Circular. Each of the Purchase and Sale Agreement and the Operative Documents conforms in all material respects to the descriptions thereof contained in the Offering Circular. The information in the Offering Circular under the headings "Description of Credit Facility and Intercreditor Agreement," "Description of Notes," "Notice to Investors" and "Certain United States Federal Tax Consideration" has been reviewed by us and, to the extent that such information constitutes statements or matters of law, summaries of legal matters, summaries or descriptions of securities, instruments, agreements or other documents, summaries of proceedings, or legal conclusions, such information is correct in all material respects.

         15. UCC Opinions.

         (a) The Security Agreement creates a valid security interest in favor of the Secured Party in the rights of each Debtor in that portion of the UCC Collateral in which a valid security interest may be created under Article 9 of the Uniform Commercial Code as now in effect in the State of New York (the "NEW YORK UCC") to secure the prompt payment and performance of the Secured Obligations (as defined in the Security Agreement).

         (b) The Parent Pledge Agreement creates a valid security interest in favor of the Secured Party in that portion of the Pledge Agreement UCC Collateral in which a valid security interest may be created under the New York UCC.

         (c) Each Financing Statement with respect to each Issuer is in appropriate form for filing in the Office of the Secretary of State of the State of Delaware. Upon the proper filing of each Financing Statement in the Office of the Secretary of State of the State of Delaware, the security interest in favor of the Secured Part in the UCC Collateral described in each Financing Statement will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

         (d) Upon the later of the attachment of the security interest and the proper filing of the Financing Statement in the Office of the Secretary of State of the State of Delaware, the security interest in favor of the Secured Party in the Pledge Agreement UCC Collateral will be perfected to the extent a security interest in such Pledge Agreement UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

         In addition, we have participated in conferences with officers and other representatives of the Issuers and the Fitzgeralds Gaming Corporation, representatives of the independent public accountants of the Issuers, representatives of the independent public accountants of the Fitzgeralds Companies, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which the contents of the Offering Circular and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention which lead us to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the pro forma financial statements, including the notes thereto, the financial statements, including the notes thereto, or other financial data included in, or omitted from, the Offering Circular.

         The opinions expressed in paragraphs 6(b) through 6(h) and the opinions expressed in paragraphs 15(a) through 15(d) as to the creation, validity and perfection of the security interests referred to therein are subject to the following limitations, qualifications and exceptions:

         (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

         (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

         (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.6 of the Indenture.

         Our opinions in paragraphs 15(a) and 15(b) are limited to Article 9 of the New York UCC, and our opinions in paragraphs 15(c) and 15(d) are limited to
Article 9 of the Delaware UCC, therefore those opinion paragraphs, among other things, do not address (i) collateral of a type not subject to, or excluded from the coverage of, Article 9 of the New York UCC and Article 9 of the Delaware UCC, and (ii) under New York UCC Section 9-301 and Delaware UCC Section 9-301, what law governs perfection of the security interests granted in the collateral covered by this opinion. Additionally,

         (v) we express no opinion with respect to the priority of any security interest or lien;

         (vi) we have assumed that the Issuers have, or have the power to transfer, "rights" in the UCC Collateral and the Pledge Agreement UCC Collateral and that "value" has been given, as contemplated by Section 9-203 of the New York UCC;

         (vii) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in the New York UCC and the Delaware
UCC) of collateral is governed and restricted by Section 9-315 of the New York UCC and the Delaware UCC;

         (viii) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

         (ix) we have assumed that the exact legal name of the Company is as set forth in the Company's Charter Documents certified by the Delaware Secretary of State and the exact legal name of Capital is as set forth in Capital's Charter Documents certified by the Delaware Secretary of State.

         We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Issuers or the Guarantors under the Operative Documents of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations. We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, the DGCL (in each case, other than any gaming or liquor laws, rules or regulations) and, with respect to our opinions set forth in paragraphs 16(c) and 16(d), the Delaware UCC (as defined below), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. With your permission, we have based our opinions set forth in paragraphs 27 and 28, exclusively upon our review of Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware as set forth in the CCH Secured Transactions Guide, as supplemented through March 27, 2001 (without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware), and referred to herein as the "DELAWARE UCC." We call to your attention that we are not licensed to practice in the State of Delaware.

         Our opinions set forth in paragraph 8 above are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to private offerings of debt securities. We express no opinion as to compliance by any of the parties to the Operative Documents with any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of their business. Various issues concerning the gaming laws and regulations in each jurisdiction in which the Company's Subsidiaries operate are addressed in the opinions of Terriberry, Carroll & Yancey, L.L.P., Watkins Ludlam Winter & Stennis, P.A., Robinson Waters & O'Dorisio, P.C. and Schreck Brignone Godfrey, each separately provided to you, and we express no opinion with respect to those matters.

         Our opinion will be subject to standard assumptions, conditions, exceptions and qualifications customary for transactions of this type.

         Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement of which this Exhibit A forms a part. The following terms have the following respective meanings:

         "PARENT PLEDGE AGREEMENt" means the Pledge Agreement between Parent and the Secured Party;

         "SECURITY AGREEMENt" means the Pledge and Security Agreement between the Issuers, the Guarantors and the Secured Party;


         "SECURITY DOCUMENTs" means the Parent Pledge Agreement, the Security Agreement, the Copyright Security Agreement between the Issuers, the Guarantors and the Secured Party, and the Trademark Security Agreement between the Issuers, the Guarantors and the Secured Party;

         "FINANCING STATEMENTs" means, collectively, a photocopy of UCC-1 financing statements naming the Issuers as debtor and the Trustee as the Secured Party, together with all schedules and exhibits to such financing statements, to be filed in the Office of the Secretary of State of the State of Delaware, copies of which are attached hereto as Exhibit 1 and incorporated herein by this reference;

         "UCC COLLATERAl" means that portion of the Collateral (as defined in the Security Agreement) to the extent such collateral is of a type subject to
Article 9 of the UCC;

         "PLEDGE AGREEMENT UCC COLLATERAl" means that portion of the Collateral (as defined in the Parent Pledge Agreement) to the extent such collateral is of a type subject to Article 9 of the UCC;

         "APPLICABLE LAw" means any federal or New York statute, rule or regulation, the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA") (in each case, other than any gaming or liquor statutes , rules or regulations);

         "APPLICABLE AGREEMENt" means those agreements and instruments listed on
Schedule 6.05 to the Purchase and Sale Agreement, the New Credit Facility, and the Agreements listed on Schedule A.

                                                                       EXHIBIT B

                   FORM OF OPINION OF SCHRECK BRIGNONE GODFREY
                             SPECIAL NEVADA COUNSEL

         1. Due Organization; Good Standing. Barden Nevada Gaming, LLC (the "Nevada Guarantor") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite limited liability company power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular.

         2. Outstanding Interests. All of the outstanding membership interests in the Nevada Guarantor have been duly authorized and are validly issued.

         3. Power and Authority. The Nevada Guarantor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby.

         4. Authorization and Enforceability.

         (a) Purchase Agreement. The execution and delivery by the Nevada Guarantor of the Purchase Agreement and the performance by the Nevada Guarantor of the Transactions contemplated thereby (including without limitation the Offering and the issuance of the Guarantee in accordance with the Purchase Agreement) have been duly authorized by the Nevada Guarantor, and the Purchase Agreement has been validly executed and delivered by the Nevada Guarantor.

         (b) Indenture. The execution and delivery by the Nevada Guarantor of the Indenture and the performance by the Nevada Guarantor of its obligations thereunder have been duly authorized by the Nevada Guarantor, and the Indenture has been validly executed and delivered by the Nevada Guarantor in its capacity as a Guarantor.

         (c) Registration Rights Agreement. The execution and delivery by the Nevada Guarantor of the Registration Rights Agreement and the performance by the Nevada Guarantor of the Transactions contemplated thereby have been duly authorized by the Nevada Guarantor, and the Registration Rights Agreement has been validly executed and delivered by the Nevada Guarantor.

         (d) Guarantee of the Series A Notes. The execution and delivery by the Nevada Guarantor of, and the performance by the Nevada Guarantor of its obligations under, the Guarantee to be endorsed on the Series A Notes by the Nevada Guarantor have been duly authorized by the Nevada Guarantor, and such Guarantee has been validly executed and delivered by the Nevada Guarantor.

         (e) Guarantee of the Series B Notes. The execution and delivery by the Nevada Guarantor of, and the performance by the Nevada Guarantor of its obligations under, the Guarantee to be endorsed on the Series B Notes by the Nevada Guarantor have been duly authorized by the Nevada Guarantor.

         (f) Security Documents. The execution and delivery by the Nevada Guarantor of each of the Security Documents to which the Nevada Guarantor is a party and the performance by the Nevada Guarantor of the Transactions contemplated thereby (including without limitation the creation, grant, recording and perfection of the Security Interests), and the filing of the Financing Statement and the payment of any fees and taxes in connection therewith have been duly authorized by the Nevada Guarantor, and each of the Security Documents to which the Nevada Guarantor is a party has been validly executed and delivered by the Nevada Guarantor.

         (g) Enforceability. To the extent governed by Nevada law, the Deed of Trust and the Assignment of Leases and Rents are the valid and binding obligation of the Nevada Guarantor, enforceable against the Nevada Guarantor in accordance with their respective terms.

         5. No Violation. None of the execution or delivery by the Nevada Guarantor of, or performance by the Nevada Guarantor of its obligations under, the Documents to which it is a party, nor its compliance with the terms and provisions thereof, nor its consummation of any of the Transactions (a) violate or constitute a breach of or default (with the passage of time or otherwise) under its Charter Documents or any Applicable Nevada Law, or (b) to our knowledge, without investigation or inquiry (including without having reviewed any documents to which the Nevada Guarantor is a party other than the Documents), result in the imposition of a Lien on any asset of the Nevada Guarantor except as created by the Indenture, the Security Documents or the other Documents or result in an acceleration of indebtedness.

         6. Permits.

         (a) No Permit (including without limitation any Permit of the Nevada Gaming Authorities or under Nevada Gaming Law) is required under Applicable Nevada Law in connection with, or as a condition to, the execution, delivery or performance by the Nevada Guarantor of any of the Documents to which it is a party, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) those Permits (if any) with respect to state securities and "blue sky" laws, as to which we express no opinion, and (iii) those Permits required to be obtained from Nevada Gaming Authorities as described in the Offering Circular and as set forth in qualification paragraphs L(ii), M, N and O of this opinion.

         (b) Each of Don H. Barden, Michael E. Kelly, the Nevada Guarantor, the Issuers, Parent, Majestic Star and BDI (collectively, the "Regulated Persons"), has, to our knowledge, all Permits from the Nevada Gaming Authorities necessary or advisable under Applicable Nevada Law to own an interest in or to own, lease and operate the properties and to conduct and carry on the businesses described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, have a Material Adverse Effect. To our knowledge, none of the Regulated Persons has received notice that any Nevada Gaming Authority is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

         7. No Proceedings. To our knowledge, without investigation or inquiry, there are no legal or governmental proceedings pending before any Nevada Governmental Authority to which any of the Majestic Entities is a party in connection with or that seeks to restrain, enjoin, prevent the consummation or otherwise challenge any of the Documents or Transactions or that would have a Material Adverse Effect.

         8. Offering Circular. The statements in the Offering Circular under the headings "Risk Factors--Risks Related to the Notes--Gaming laws, other regulations and lessor consent issues may delay or otherwise impede the trustee's ability to foreclose on the collateral," "Risk Factors--Risks Related To Our Business--Extensive government regulation continuously impacts our operations," "Risk Factors--Risks Related To Our Business--You may be required to dispose of your notes, or we may be required to redeem your notes, as a result of gaming regulatory matters," and "Government Regulation and Licensing--Nevada Gaming Regulation," except for financial data included therein or omitted therefrom as to which we express no opinion, have been reviewed by us and, insofar as they constitute summaries of matters of Nevada law or Nevada legal matters, they are accurate in all material respects.

         9. Security Opinions.

         (a) Each of the Nevada Guarantor's execution of the authorization letter to the Secured Party, dated ___, 2001, and its becoming bound as a debtor by the provisions of the Security Agreement, is sufficient to constitute authorization by the Nevada Guarantor of the filing of the Financing Statement for purposes of Section 104.9509 of the UCC.

         (b) By virtue of the Security Agreement, assuming it is effective under New York law to create in favor of the Trustee as secured party ("Secured Party") a valid security interest in such of the Collateral (as defined therein) that is of a type in which a security interest can be created under Article 9 of the Uniform Commercial Code in effect in the State of New York, upon the later of attachment of the security interest and the filing of the Financing Statement in the Filing Office, the security interest of the Secured Party will be perfected in the Nevada Guarantor's rights in that portion of the Collateral which is described in the Security Agreement and the Financing Statement (other than goods which are to become fixtures), to the extent that such Collateral may be perfected by the filing of a financing statement in the State of Nevada under the UCC.

         (c) The security interest of the Secured Party will be perfected in the Nevada Guarantor's rights in that portion of the Trust Estate (as such term is defined in the Deed of Trust) which constitutes "fixtures" under the UCC and which is located on the real property described in the Deed of Trust upon the later of the attachment of the security interest and the recording of the Fixture Financing Statement in the Recording Office.

         (d) You have asked whether the Nevada Guarantor is a "registered organization" for purposes of Section 104.9509 of the UCC. Pursuant to NRS 86.151, a person may form a limited liability company by executing and filing with the Secretary of State articles of organization and a certificate of acceptance of appointment executed by the company's resident agent. Upon the filing of the articles of organization and certificate of acceptance of the resident agent with the Secretary of State, and the payment of the required filing fees, the Secretary of State shall issue to the company a certificate that the articles, containing the required statement of facts, have been filed. Pursuant to NRS 86.201, upon the filing of the articles of organization and the certificate of acceptance of the resident agent, and the payment of filing fees, the limited liability company is considered legally organized pursuant to NRS Chapter 86. More generally, pursuant to NRS Sections 225.080, 225.085 and 225.100, (a) a record shall be deemed to be filed with the Secretary of State if it is placed in the care, custody and control of that office, (b) the Secretary of State may not dispose of any record in its care, custody and control except pursuant to the procedures of NRS Section 239.080, and (c) upon payment by a person of all required fees, the Secretary of State shall furnish a certified copy of any record on file or deposit in its office to such person. Based on the foregoing, our review of the Charter Documents of the Nevada Guarantor and the good standing certificate issued by the Secretary of State with respect to the Nevada Guarantor, for purposes of the UCC, the Nevada Guarantor is a "registered organization".

         (e) The Deed of Trust and the Assignment of Leases and Rents are each in appropriate form for recording in the Recording Office.

         (f) Upon due recordation of the Deed of Trust and the Assignment of Leases and Rents in the Recording Office, such documents, as applicable, will create, as security for the payment and performance of the Nevada Guarantor's obligations secured thereby, (i) a valid lien of record on the interest of the Nevada Guarantor in that portion of the Trust Estate (as such term is defined in the Deed of Trust) located in the State of Nevada and described in the Deed of Trust which constitutes real property (including fixtures to the extent such fixtures constitute real property), and (ii) a valid security interest in the Leases and Rents (as such terms are defined in the Deed of Trust and the Assignment of Leases and Rents).

         (g) There is no mortgage, mortgage recording, stamp, intangibles or other similar tax (other than normal filing and recording fees) required to be paid under Applicable Nevada Law in connection with the execution, delivery, recordation or filing, as applicable, of any of the Security Documents to which the Nevada Guarantor is a party.

         (h) The courts of the State of Nevada, if properly presented with the question and all relevant facts, should recognize and enforce the choice of New York law as the governing law of the Security Documents (in which it is stated to be the governing law), except as otherwise mandated by Section 104.1105(2) of the UCC as to the issues of perfection, and the effect of perfection or nonperfection, of security interests and liens created thereby. If the law of the State of Nevada were to apply, the interest and other amounts to be paid with respect to the Notes would not be usurious.

         (i) The Secured Party is not required to register as a foreign entity or qualify to do business in the State of Nevada solely in order to create or acquire indebtedness, mortgages and security interests, to collect debts, or to enforce mortgages and security interests in the property securing the debt.

         The opinions expressed herein are subject to and limited by the following qualifications:

         (A) We have not made or undertaken to make any investigation of the state of title to or the description of the real property to be encumbered by the Deed of Trust. We have assumed that with respect to the title to and description of the real property described therein (including the fixtures), the recordation of the Deed of Trust and the priority of the lien of the Deed of Trust, you are relying solely upon a lender's policy of title insurance, and we express no opinion with respect thereto. We have further assumed that the description of the real property contained in the Deed of Trust is legally sufficient to enable a subsequent purchaser or mortgagee to identify such property and, regarding fixtures included in the Collateral described in the Deed of Trust, that such fixtures are located on the property in Nevada described in the Deed of Trust.

         (B) Certain of the provisions in the Deed of Trust may be further limited or rendered unenforceable by applicable laws and judicial decisions, but such laws and judicial decisions do not render the Deed of Trust invalid as a whole or the remedies afforded by the Deed of Trust inadequate for the practical realization of the principal benefits and/or security intended to be provided thereby. Without limiting the generality of the foregoing, the enforceability of certain provisions and remedies provided for in the Deed of Trust may be limited by Nevada's One Action Rule and the deficiency judgment statutes set forth as NRS Section 40.430 et seq.

         (C) Pursuant to NRS Section 40.495(2), a guarantor, other than a grantor of a deed of trust, may waive the provisions of the One Action Rule but is entitled to assert any legal or equitable defenses provided pursuant to the provisions of the statutes relating to foreclosure sales and deficiency judgments, NRS Sections 40.451 through 40.462, inclusive. Pursuant to NRS
Section 40.495(1), a guarantor's right of subrogation against a grantor of a deed of trust upon payment of the indebtedness may be waived by the guarantor only after default. Other than such waivers by guarantors, we express no opinion as to the enforceability of any provision in the Security Documents that is inconsistent with, not in compliance with or purports to waive the One Action Rule or the deficiency judgment statutes.

         (D) Under NRS Section 107.080(3), acceleration of an obligation secured by a deed of trust may not occur if the deficiency in performance or payment is made good and any costs, fees and expenses incident to the preparation or recordation of the notice of default and election to sell and incident to the making good of the deficiency in performance or payment are paid within thirty-five (35) days following the day on which the notice of default and election to sell is recorded in the office of the county recorder in the county in which the real property is located and a copy of the notice of default and election to sell is given as provided therein. Pursuant to NRS Section 107.080(2)(c), a power of sale may not be exercised prior to the expiration of three months after the recordation of the notice of default and election to sell. We express no opinion as to the enforceability of any provision in the Security Documents that is inconsistent with or not in compliance with these statutory requirements.

         (E) We express no opinion as to:

         (i) any waiver of the statutory right of redemption if the Trustee were to judicially foreclose the Deed of Trust;

         (ii) any provision in any document or any document which is referred to in any of the Documents, or incorporated by reference therein, which is not set forth in its entirety therein;

         (iii) the validity and enforceability of any provision that seeks to relieve either the beneficiary or trustee of any duties or obligations of a landlord, or any indemnification or disclaimers of liability relating thereto, in the event either the beneficiary or trustee obtains possession of the Trust Estate;

         (iv) the presence or status of any water rights, the creation or perfection of any security interests therein or any required filings with respect thereto;

         (v) any state laws governing or any party's compliance with any state laws governing land use or environmental matters, including whether any hazardous waste act or similar statute has been complied with or violated, or as to whether any lien created under the Security Documents is or may become subordinate to a lien created under a hazardous waste act or similar statute or regulation; (vi) any provisions purporting (a) to require collection or retention of impounds for taxes, insurance premiums and similar purposes other than to the extent reasonably necessary to pay such obligations or previous deficiencies in contributions, or (b) to require payment on demand of any deficiencies in impound payments in one lump sum payment, or (c) to waive interest on the amount by which such impounds exceed the amount reasonably necessary to pay the annual obligations, or (d) to waive a trustor's right to direct the disposition of any excess funds, or any other provisions relating generally to impound trust accounts that do not satisfy the requirements of NRS Sections 100.091 and 106.105 governing such accounts;

         (vii) any provisions in the Deed of Trust addressing any taking for public or quasi-public use under the power of eminent domain, condemnation or otherwise, and in particular the distribution of any condemnation award pursuant to NRS Section 37.115;

         (viii) the effectiveness of any provision in the Deed of Trust requiring condemnation awards to be paid to the beneficiary thereunder where there has not been an impairment in the value of the collateral by reason of such taking;

         (ix) the Trustee's ability to obtain a deficiency judgment in an action commenced more than six months after the date of a foreclosure or trustee's sale, to the extent the Deed of Trust secures environmental indemnities and covenants, unless there has been a waiver of lien pursuant to NRS Section 40.512;

         (x) title to any personal property in which a security interest is granted, the nature or extent of the rights or title of the Nevada Guarantor in or to any of the Collateral, or to the priority of any security interest or lien created or purported to be created by the Security Documents;

         (xi) the creation, validity or perfection of any lien on Collateral in which a security interest is not created and perfected pursuant to Article 8 or 9 of the UCC (including any items to which Article 9 does not apply as set forth in Sections 104.9109(3) and (4) of the UCC), except as set forth in paragraph [9(b)] of this opinion with respect to the Deed of Trust;

         (xii) any provision that (a) purports to continue or reinstate any lien after all obligations have been paid in full or (b) purports to waive any requirement of Part 6 of Article 9 of the UCC to the extent the same cannot be waived pursuant to Section 104.9602 of the UCC;

         (xiii) the perfection of a security interest in or transfer of any Collateral with respect to which a security interest or transfer cannot be perfected by the filing of a financing statement in the State of Nevada under the UCC;

         (xiv) any income, franchise, sales, withholding, real or personal property, business license, excise or other tax that may result from the transactions contemplated by the Operative Documents or the performance of the obligations described therein, including the payment of the indebtedness secured by the Deed of Trust;

         (xv) any security interest in any Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or state thereof); or

         (xvi) the security interest of the Nevada Guarantor in any copyrights, patents, trademarks, service marks or other intellectual property, or the proceeds thereof.

         (F) We call your attention to the fact: (i) that in a transaction of this nature Section 104.9515 of the UCC requires the filing of continuation statements within six months prior to the expiration of each five-year period following the original filing of the Financing Statement in order to continue its effectiveness; and (ii) in the case of proceeds of the Collateral, a perfected security interest therein will become unperfected on the 21st day after the security interest attaches to the proceeds unless the steps required to maintain such perfection in accordance with Section 104.9315(d) of the UCC are taken.

         (G) We have assumed that: (i) the Collateral exists and that, prior to the attachment of the security interest of the Trustee in the personal property Collateral to be perfected under the UCC, value has been given, the Nevada Guarantor has sufficient rights to grant a security interest therein or the power to transfer rights in the Collateral to a secured party, and one of the conditions set forth in Section 104.9203(2)(c) of the UCC has been met; (ii) the descriptions of the Collateral in the Security Agreement and the Financing Statement are accurate and that the Financing Statement will be properly filed and indexed by the Filing Office; (iii) in the event of a change of the name of the Nevada Guarantor after the Closing Date an amendment to the Financing Statement will be duly and timely filed pursuant to Section 104.9507(c) of the UCC; (iv) none of the Collateral consists or will consist of consumer goods, equipment used in farming operations, farm products, crops, timber, minerals and the like (including oil and gas) or accounts or general intangibles resulting from the sale thereof; (v) any necessary consents to and notifications of the assignment of any agreements included in the Collateral have been obtained, except to the extent such consents may not be required pursuant to NRS 104.9406; and (vi) all statutory filing and recording fees and taxes and other governmental fees and charges, the payment of which is required in connection with the execution, delivery and recording of the Security Documents or the execution, delivery, filing and/or recording of the Financing Statement and the Fixture Financing Statement in the State of Nevada, have been paid or will be paid.

         (H) The opinions contained herein as to validity, binding effect and enforceability are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, and we express no opinion as to the applicability of the federal Bankruptcy Code or the Uniform Fraudulent Transfer Act (NRS Chapter
112), or any other provision of law relating to fraudulent conveyances, transfers or obligations, to the obligations of any party (including to the extent the obligations of any party constitute a guarantee of or security for the obligations of another) or the enforceability of any such obligations. In addition, such opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, public policy, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the exercise of judicial discretion in accordance with Nevada court decisions and statutes.

         (I) We express no opinion as to:

         (i) any provision (a) requiring that a waiver, consent, discharge or amendment be in writing in order to be effective, (b) purporting to disavow that the waiver of the right to enforce a provision on one or more occasions can constitute a waiver of the right to enforce the same or similar provisions on other occasions, or (c) to the effect that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver or any such rights or remedies;

         (ii) any provision purporting to exculpate, release or indemnify any party from or against, or waive or otherwise limit liability for, or establish non-culpability of any lienholder for, any liability, loss or action, regardless of that party's own misconduct, negligence or tortious conduct;

         (iii) any provision purporting (a) to grant to any party a power of attorney to act for any entity, (b) to grant a party the right to collect attorney's fees, expenses or costs from any other party in any action between or among them which is ultimately decided in favor of such other party and against the first party, or (c) to consent in advance to the appointment of a receiver;

         (iv) any provision providing for exclusive jurisdiction of particular courts or purporting to waive, alter or limit, or restrict access to, (a) legal or equitable rights and remedies including, without limitation, competent jurisdiction, venue, the right to trial by jury, the manner or method of service of process, and objections to the laying of venue or forum on the basis of forum non conveniens, or (b) statutory rights including the waiver or release of, or the agreement not to assert, setoffs, claims, counterclaims, defenses (including without limitation any applicable statute of limitations), causes of action, rights or remedies, and the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, to the extent such provisions are not available under applicable law;

         (v) the reasonableness of any provision (a) that liquidates damages for the breach of a contract, or (b) providing for an increase in the rate of interest or imposing a late payment charge, forfeiture or penalty (prepayment penalty or otherwise) in the event of delinquency or default;

         (vi) the effectiveness of any provision requiring condemnation awards to be paid to the beneficiary under the Deed of Trust where there has not been an impairment in the value of the Trust Estate covered by such document by reason of such taking; or (vii) the enforceability of Impounds (as defined in the Deed of Trust) on Impositions (as defined in the Deed of Trust) consisting of penalties and other charges imposed by any Nevada Gaming Authority.

         (J) Under NRS Section 107.100, application may be made to the District Court in the State of Nevada for the appointment of a receiver at any time after the filing of a notice of default and election to sell, but the appointment of a receiver to operate a gaming establishment is subject to the prior approval of the Nevada Gaming Authorities.

         (K) We have assumed that: (i) the sale of the Series A Notes and the Series B Notes and the consummation of the other Transactions will not result in any person "acquiring control" (as that term is defined in NGC Regulation 16.010(1)) of the Nevada Guarantor or the other Majestic Entities without first obtaining the approval required by NGC Regulation 16.200; (ii) the Nevada Guarantor will file all applicable reports and informational filings with respect to the Transactions that are required by NGC Regulation 8.130 and the Order of Registration on a timely basis; and (iii) the Majestic Entities have complied with and will in all respects comply with the terms of the Order of Registration.

         (L) Any restrictions on the transfer of, and agreements not to encumber, the membership interests of the Company set forth in any of the Documents will require the approval of the NGC upon the recommendation of the NGCB in order to become effective, pursuant to NGC Regulations 15.510.1-4, which approval has been obtained.

         (M) The exchange of the Series A Notes for the Series B Notes will constitute a "public offering" as defined in NGC Regulation 16.010(16) and will require the prior approval of the NGC upon the recommendation of the NGCB before it may be consummated (which approval has yet to be obtained).

         (N) The pledges of the membership interests of the Nevada Guarantor, the Company and Capital (the "Pledged Interests") pursuant to the Security Agreement required the approval of the NGC upon recommendation of the NGCB in order for such pledges to become effective, which approval has been obtained. The pledges of the Pledged Interests pursuant to the New Credit Facility and the form of the pledge agreement pertaining to such Pledged Interests, will also require the approval of the NGC upon recommendation of the NGCB in order to become effective (which approval has yet to be obtained).

         (O) Each of the Initial Purchasers and any transferee of the Notes and Foothill Capital Corporation ("Foothill"), as a lender to gaming licensee, is subject to being called forward by the Nevada Gaming Authorities, in their sole and absolute discretion, for a finding of suitability and to be found suitable in order to remain entitled to the benefits of the applicable Documents. In this regard, we express no opinion as to whether the Nevada Gaming Authorities would call any Initial Purchaser or Foothill, or their respective transferees forward for such a finding and, if they did, if the Nevada Gaming Authorities would find such party suitable.

         (P) Any foreclosure on or transfer of any possessory security interest in the Pledged Interests (except a transfer back to the owner thereof) and any other resort to or enforcement of the security interests therein, will require the prior approval of the Nevada Gaming Authorities and the licensing of the Secured Party, unless such licensing requirement is waived by the Nevada Gaming Authorities upon application.

         (Q) The exercise by the Secured Party of any of the remedies, including voting and consensual rights, set forth in the Security Agreement pertaining to the Pledged Interests (or in any pledge or security agreement under the New Credit Facility), upon the occurrence of an event of default thereunder, shall require the prior approval of the Nevada Gaming Authorities, including, without limitation, any separate prior approvals required in connection with the sale, transfer or other disposition of such interests.

         (R) The disposition of Collateral consisting of gaming devices and cashless wagering systems (as those terms are defined in NRS Chapter 463) is subject to the requirements of NRS Chapter 463 and the regulations promulgated thereunder, including the approval of the NGCB of any disposition by a secured party of such Collateral or licensing of such secured party by the NGC before the secured party may foreclose or take possession of such Collateral and engage in any form of selling or distributing such Collateral for use or play in Nevada or for distribution outside of Nevada. Our opinion will be subject to standard assumptions, conditions, exceptions and qualifications customary for transactions of this type that are subject to the applicable laws of the State of Nevada.

         The following terms shall have the following respective meanings:

         (i) the Pledge Agreement, of even date herewith, between Majestic Investor, LLC, a Delaware limited liability company ("Parent"), as pledgor, and the Trustee, as secured party (the "Pledge Agreement");

         (ii) the Pledge and Security Agreement, of even date herewith, among certain of the Majestic Entities, including the Nevada Guarantor, as pledgors, and the Trustee, as secured party (the "Security Agreement");

         (iii) the Copyright Security Agreement, of even date herewith, among certain of the Majestic Entities, including the Nevada Guarantor, and the Trustee (the "Copyright Security Agreement");

         (iv) the Trademark Security Agreement, of even date herewith, among certain of the Majestic Entities, including the Nevada Guarantor, and the Trustee (the "Trademark Security Agreement");

         (v) the Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, of even date herewith, among the Nevada Guarantor, as Trustor, Fidelity National Title Agency of Nevada, Inc., as Trustee, and the Trustee, as Beneficiary (the "Deed of Trust"), to be recorded in the office of the recorder of Clark County, Nevada (the "Recording Office");

         (vi) the Assignment of Rents, Leases and Profits, of even date herewith, between the Nevada Guarantor, as assignor, and the trustee, as assignee (the "Assignment of Leases and Rents") to be recorded in the Recording Office;

         (vii) the financing statement on Form UCC-1 listing the Nevada Guarantor as debtor and Trustee as secured party (the "Financing Statement") to be filed in the office of the Nevada Secretary of State (the "Filing Office" or "Secretary of State");

         (viii) the financing statement on Form UCC-1 listing the Nevada Guarantor as debtor and Trustee as secured party to be filed as a fixture filing (the "Fixture Financing Statement") in the Recording Office;

         (ix) the Agreement Regarding Ground Leases, of even date herewith, between the Nevada Guarantor and the Trustee, as collateral agent (the "Agreement Regarding Ground Leases);

         (x) the Member Agreement, of even date herewith, by and among the Company, Parent, The Majestic Star Casino, LLC, an Indiana limited liability company ("Majestic Star"), and Barden Development, Inc., an Indiana corporation ("BDI");

         (xi) the Purchase and Sale Agreement, dated as of November 22, 2000, by and among Parent and the Fitzgeralds Companies with respect to the purchase of the Fitzgeralds Properties, as amended by the First Amendment to Purchase and Sale Agreement, dated as of December 4, 2000 (the "Purchase and Sale Agreement");

         (xii) the Loan and Security Agreement, dated as of ____, 2001, by and among the Company and the Subsidiaries of the Company, including the Nevada Guarantor, as borrowers, and Foothill Capital Corporation ("Foothill"), as lender (the "New Credit Facility");

         (xiii) the Intercreditor Agreement, dated as of ____, 2001, between the Trustee and Foothill (the "Intercreditor Agreement");

         (xiv) the Order of Registration of Majestic Star issued by the Nevada Gaming Commission (the "NGC") on October 18, 2001 (the "Order of Registration");

         (xv) the Articles of Organization and Operating Agreement, each as amended to date, of the Nevada Guarantor (the "Charter Documents");

         (xvi) the resolutions of the sole member of the Nevada Guarantor authorizing the transactions contemplated by the Documents (as defined below) (the "Transactions").

         The Pledge Agreement, the Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Agreement Regarding Ground Leases, the Deed of Trust and the Assignment of Leases and Rents are herein collectively referred to as the "Security Documents". The Purchase Agreement, the Indenture including the Guarantees, the

Registration Rights Agreement, the Member Agreement, the Notes, and the Security Documents are herein collectively referred to as the "Operative Documents". The Purchase and Sale Agreement, the New Credit Facility, the Intercreditor Agreement and the Operative Documents are herein collectively referred to as the "Documents".

         As used herein, all references to (i) the "Nevada Gaming Authorities" shall mean, collectively, the NGC and the Nevada State Gaming Control Board (the "NGCB") as well as applicable local licensing authorities in this State; (ii) the "Nevada Gaming Laws" are to the Nevada State Gaming Control Act, codified as Chapter 463 of Nevada Revised Statutes, the regulations of the Nevada Commission promulgated thereunder, and any other applicable Nevada statutes and regulations regarding gaming; (iii) "statutes", generally, or "NRS" are references to the Nevada Revised Statutes as in effect on the date hereof; (iv) "Applicable Nevada Laws" refers to those statutes, rules and regulations of the State of Nevada, including the Nevada Gaming Laws, which, in our experience, are normally applicable both to transactions of the type contemplated by the Purchase Agreement and to general business corporations which are not engaged in regulated business activities other than gaming and the sale of liquor; (v) "Nevada Governmental Authorities" shall mean the Nevada Gaming Authorities and governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies; and (vi) "UCC" and to sections thereof are references to the Uniform Commercial Code of Nevada as in effect on the day of this opinion, and any and all terms used in this opinion which are defined in the UCC and not defined in the Security Documents shall be construed and defined in accordance with the meanings and definitions ascribed to such terms under the UCC.

         Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement of which this Exhibit B forms a part.

                                                                       EXHIBIT C

            FORM OF OPINION OF WATKINS LUDLAM WINTER & STENNIS, P.A.

                  Definitions in the opinion:

         "ASSIGNMENT OF RENTS" will be defined as the Assignment of Rents, Leases and Profits, dated as of the Closing Date, by and between the Mississippi Guarantor, as Assignor, and The Bank of New York, as Assignee.

         "COPYRIGHT SECURITY AGREEMENT" will be defined as the Copyright Security Agreement, dated as of the Closing Date, among the Issuers, as Debtors, and The Bank of New York, as Secured Party.

         "DEED OF TRUST" will be defined as the Deed of Trust, Security Agreement and Fixture Filing with Financing Statement and Assignment of Rents, dated as of the Closing Date, by and between the Mississippi Guarantor, as Trustor, and The Bank of New York, as Beneficiary.

         "DOCUMENTS" will be defined as the "Operative Documents," the "Transaction Documents," the New Credit Facility and the Intercreditor Agreement.

         "OPERATIVE DOCUMENTS" will be defined as the Purchase Agreement, the Indenture, the Member Agreement, the Registration Rights Agreement, the Notes, the Guarantees and the Security Documents.

         "SECURITY AGREEMENT" will be defined as the Pledge and Security Agreement, dated as of the Closing Date, between the Issuers and the Guarantors, as Debtors, and The Bank of New York, as Secured Party.

         "SECURITY DOCUMENTS" will be defined as each of the Security Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Deed of Trust, the Vessel Mortgage, the Assignment of Rents and the Mississippi Guarantor Financing Statements.

         "TRADEMARK SECURITY AGREEMENT" will be defined as the Trademark Security Agreement, dated as of the Closing Date, among the Issuers, as Debtors, and The Bank of New York, as Secured Party.

         "TRANSACTION DOCUMENTS" will be defined as the Purchase and Sale Agreement and the Operative Documents.

         "VESSEL MORTGAGE" will be defined as the First Preferred Vessel Mortgage on the Whole of Fitzgeralds Tunica, dated as of the Closing Date, by the Mississippi Guarantor, as Owner and Mortgagor, in favor of The Bank of New York, as Trustee.

         "APPLICABLE MISSISSIPPI LAW" will be defined as those statutes, rules and regulations of the State of Mississippi, including the Mississippi Gaming Laws, which, in our experience, are normally applicable both to transactions of the type contemplated by the

Documents and to general business companies which are not engaged in regulated business activities other than gaming and the sale of liquor.

         "MISSISSIPPI GUARANTOR FINANCING STATEMENTS" will be defined as those UCC-1 financing statements to be filed in the UCC records in the office of the Mississippi Secretary of State and in the office of the Chancery Clerk of Tunica County, Mississippi, with respect to the granting and perfection of a security interest in the Collateral in the State of Mississippi owned by the Mississippi Guarantor for which a security interest may be perfected under the Mississippi UCC by the filing of a financing statement, such security interest to be granted in favor of the Trustee. Other capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement of which this Exhibit C forms a part.

         1. Due Organization; Good Standing of the Mississippi Guarantor. Barden Mississippi Gaming, LLC (the "MISSISSIPPI GUARANTOR") is a limited liability company duly organized, validly existing and, based on a certificate of existence issued by the Mississippi Secretary of State dated _______, 2001, in good standing under the laws of the State of Mississippi and has all requisite limited liability company power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular.

         2. Outstanding Interests. All of the outstanding membership interests in the Mississippi Guarantor have been duly authorized and are validly issued.

         3. Power and Authority. The Mississippi Guarantor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby.

         4. Authorization and Enforceability.

         (a) Purchase Agreement. The execution and delivery by the Mississippi Guarantor of the Purchase Agreement and the performance by the Mississippi Guarantor of the Transactions contemplated thereby (including without limitation the Offering and the issuance of the Guarantees in accordance with the Purchase Agreement) have been duly authorized by the Mississippi Guarantor, and the Purchase Agreement has been validly executed and delivered by the Mississippi Guarantor.

         (b) Indenture. The execution and delivery by the Mississippi Guarantor of the Indenture and the performance by the Mississippi Guarantor of the Transactions contemplated thereby have been duly authorized by the Mississippi Guarantor, and the Indenture has been validly executed and delivered by the Mississippi Guarantor.

         (c) Registration Rights Agreement. The execution and delivery by the Mississippi Guarantor of the Registration Rights Agreement and the performance by the Mississippi Guarantor of the Transactions contemplated thereby have been duly authorized by the Mississippi Guarantor, and the Registration Rights Agreement has been validly executed and delivered by the Mississippi Guarantor.

         (d) Guarantee of the Series A Notes. The execution and delivery by the Mississippi Guarantor of, and the performance by the Mississippi Guarantor of its obligations under, the Guarantee to be endorsed on the Series A Notes by the Mississippi Guarantor have been duly authorized by the Mississippi Guarantor, and such Guarantee has been validly executed and delivered by the Mississippi Guarantor.

         (e) Guarantee of the Series B Notes. The execution and delivery by the Mississippi Guarantor of, and the performance by the Mississippi Guarantor of its obligations under, the Guarantee to be endorsed on the Series B Notes by the Mississippi Guarantor have been duly authorized by the Mississippi Guarantor.

         (f) Security Documents. The execution and delivery by the Mississippi Guarantor of each of the Security Documents to which the Mississippi Guarantor is a party and the performance by the Mississippi Guarantor of the Transactions contemplated thereby (including without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by the Mississippi Guarantor, and each of the Security Documents to which the Mississippi Guarantor is a party has been validly executed and delivered by, and, to the extent governed by Mississippi law, is the valid and binding obligation of, the Mississippi Guarantor, enforceable against the Mississippi Guarantor in accordance with its terms.

         5. No Violation. None of the execution or delivery by the Mississippi Guarantor of, or performance by the Mississippi Guarantor of any of its obligations under, the Documents, nor its compliance with the terms and provisions thereof, nor its consummation of any of the Transactions violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of the Mississippi Guarantor (except as created by the Indenture, the Security Documents or the other Documents), or result in an acceleration of indebtedness pursuant to, (i) its Charter Documents or (ii) any Applicable Mississippi Law.

         6. Permits.

         (a) No Permit (including without limitation any Permit of the Mississippi Gaming Commission (the "COMMISSIOn") or under the Mississippi Gaming Control Act and the rules and regulations of the Mississippi Gaming Commission promulgated under such act (the "MISSISSIPPI GAMING LAWs")) is required under Applicable Mississippi Law in connection with, or as a condition to, the execution, delivery or performance by the Mississippi Guarantor of any of the Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect as of the Closing, (ii) those Permits (if any) with respect to state securities and "blue sky" laws, as to which we express no opinion, and
(iii) those Permits required to be obtained from the Commission as described in the Offering Circular and as set forth in qualification paragraph I.(1) of this opinion.

         (b) Each of Don H. Barden, Michael E. Kelly, the Mississippi Guarantor, Majestic Investor Holdings, LLC, a Delaware limited liability company, Majestic Investor, LLC, a

Delaware limited liability company, The Majestic Star Casino, LLC, an Indiana limited liability company, and Barden Development, Inc., an Indiana corporation (collectively, the "REGULATED PERSONS") has, to our knowledge, effective as of the Closing, all Permits from the Commission necessary or advisable under Applicable Mississippi Law to own an interest in or to own, lease and operate the properties and to conduct and carry on the businesses as described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, have a Material Adverse Effect. To our knowledge, none of the Regulated Persons has received notice that the Commission is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

         No Proceedings. To our knowledge, after having made inquiry to appropriate authorities at the Commission, there are no pending regulatory actions at the Commission which would result in any limitation, conditioning, suspension, modification or revocation of any license, the issuance of which is required by the State of Mississippi, for operation of gaming by the Mississippi Guarantor at the Fitzgeralds Casino and Hotel in Mississippi. In particular, there are no such proceedings, initiated or otherwise pending, against any of the Regulated Persons.

         7. Offering Circular. The statements in the Offering Circular under the headings "Risk Factors--Risks Related to the Notes--Gaming laws, other regulations and lessor consent issues may delay or otherwise impede the trustee's ability to foreclose on the collateral," "Risk Factors--Risks Related To Our Business--Extensive government regulation continuously impacts our operations," "Risk Factors--Risks Related To Our Business--You may be required to dispose of your notes, or we may be required to redeem your notes, as a result of gaming regulatory matters," and "Government Regulation and Licensing--Mississippi Gaming Regulation", except for financial data included therein or omitted therefrom as to which we express no opinion, have been reviewed by us and insofar as they constitute summaries of matters of Mississippi law or Mississippi legal matters, they are accurate in all material respects.

         8. UCC Opinions.

         (a) Upon the execution by the Mississippi Guarantor of the Security Agreement and the filing of the Mississippi Guarantor Financing Statements listing the collateral described in the Mississippi Guarantor Security Agreement, in the office of the Chancery Clerk of Tunica County, Mississippi, and in the office of the Secretary of State of Mississippi, the security interest granted by the Mississippi Guarantor in the collateral described in the Security Agreement will be a valid perfected security interest in such collateral which is located in the State of Mississippi in accordance with the Uniform Commercial Code as in force and effect in the State of Mississippi (the "UCC"), provided that such perfection shall extend to such items in which a security interest may be perfected by the filing of financing statements under the UCC, and no refiling or re-recording of such Mississippi Guarantor Financing Statements is required in order to maintain the security interest of the Secured Party in said collateral, except continuation statements which are required to be filed within six (6) months prior to the expiration of five (5) years from the date of the filing of the original Financing Statements and within six (6) months prior to the expiration of each five year period from such date thereafter.

         (b) Each of the Deed of Trust and the Assignment of Rents is in appropriate form for recording in the real estate records in the Office of the Chancery Clerk of Tunica County, Mississippi (the "RECORDING OFFICE").

         (c) Upon due recordation of the Deed of Trust and the Assignment of Rents in the Recording Office, such documents, as applicable, will create, as security for the payment and performance of the Mississippi Guarantor's obligations secured thereby, (i) a valid, perfected and enforceable mortgage lien of record on the entire interest of the Mississippi Guarantor in that portion of the trust estate located in the State of Mississippi which constitutes real property (including fixtures to the extent such fixtures constitute real property) and (ii) a valid, perfected and enforceable security interest in the Leases and Rents (each as defined in the Deed of Trust and the Assignment of Rents).

         (d) There is no mortgage, mortgage recording, stamp, intangibles or other similar tax (other than normal filing and recording fees) required to be paid under the laws of the State of Mississippi or any political subdivision thereof in connection with the execution, delivery, recordation, filing or perfection, as applicable, of any of the Security Documents or the obligations evidenced or secured thereby.

         (e) The laws of the State of Mississippi do not require a lienholder to make an election of remedies where such lienholder holds security interests and liens in both the real estate and the personal property of the debtor or require a lienholder to take recourse first or solely against its collateral.

         (f) A court of the State of Mississippi (or a federal court sitting in the State of Mississippi) in a properly presented case should give effect to the choice of New York law set forth in each Security Document stated to be governed by New York law, except (i) as to certain provisions of law that may constitute mandatory provisions of law or that may embody a strong public policy of the State of Mississippi or with respect to which there may exist a strong governmental interest in the application of the laws of the State of Mississippi, or (ii) as to matters of title or procedural matters related to perfection and enforcement of rights and remedies in the State of Mississippi. The foregoing opinion is based on the assumptions that:

         1) The closing of the transactions described in the Security Documents will occur in the State of New York and the Security Documents will be executed and delivered in the State of New York; and

         2) Payment of the obligations will be made in New York and one or more of the Secured Parties is located in New York. If the law of the State of Mississippi were to apply, the interest and other amounts to be paid with respect to the Notes would not be usurious.

         (g) It is not necessary under the laws of Mississippi to enable the Secured Party to enforce its rights under the Security Documents or by reason of the execution, delivery or performance of the Security Documents, that the Secured Party be licensed, qualified or authorized to carry on business in Mississippi; provided that the Secured Party has no place of business in Mississippi and that the only business activities of the Secured Party in the State of Mississippi involve the creating or acquiring of indebtedness, mortgages and other security interests in real or personal property or securing or collecting debts or enforcing mortgages and security interests in property securing the debts, and further provided that title to any real or personal property acquired by the Secured Party as a result of the exercise of remedies under the Security Documents and located in the State of Mississippi will not be held for an unreasonable period of time pending disposition.

         (h) Neither the State of Mississippi nor any political subdivision thereof has any law pursuant to which a lien against any real property of the Mississippi Guarantor superior to the lien created by the Deed of Trust could arise as a result of a violation of environmental laws or regulations of the State of Mississippi or any political subdivision thereof. No environmental law or regulation of the State of Mississippi or any political subdivision thereof would require any remedial or removal action or certification of nonapplicability as a condition to the granting of the Deed of Trust or the foreclosure or the sale of any property of the Mississippi Guarantor located in the State of Mississippi.

         (i) In the event of a partial prepayment of the Secured Obligations (as defined in the Security Agreement), such prepayment shall not affect the validity or enforceability of the Security Documents.

         (j) Other than the Mississippi Gaming Laws, none of the laws of the State of Mississippi will impair in any material respect the right of the Secured Party to enter into or consummate any of the Transactions, to take liens on real or personal property located in the State of Mississippi or to realize upon such real or personal property, and neither the entering into or consummation of the Transactions, the enforcement of the Secured Party's rights under the Deed of Trust or the other Security Documents nor the subsequent taking of title to the encumbered property though purchase at a foreclosure sale, pursuant to a power of sale or by taking a deed in lieu of foreclosure shall in and of itself (a) result in the Secured Party being deemed to be transacting business, nor (b) require the Secured Party for the purposes of any law, rule, regulation, order, injunction, decree or writ of any governmental authority of the State of Mississippi to qualify to do business, in the State of Mississippi (whether for general or limited purposes); provided the property following acquisition of title by an exercise of the Secured Party's remedies is not held for an unreasonable period of time pending disposition.

         A. Our opinions expressed in paragraph 9 above are subject to the following qualifications:

         1) In the case of proceeds, continuation of perfection of the security interests therein is limited to the extent set forth in Section 9-306 of the UCC.

         2) Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a proceeding may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of such proceeding.

         3) In the case of any of the collateral constituting goods that are mobile and that are of the type normally used in more than one jurisdiction, if the goods are equipment, and not a motor vehicle, and in the case of accounts and general intangibles, the laws of the state in which the chief executive office of the borrower is located governs perfection and the effect of perfection or nonperfection of the security interest.

         4) A security interest has not been created or perfected in any property that might be included in a general catch-all category in a description of collateral in a security agreement or a financing statement, such as "assets," "personal property" or "goods," unless such property is also described by item or type as provided in the UCC.

         5) We express no opinion as to the validity or perfection of any security interest in any collateral which consists of (i) claims that are or will be due from the United States or any state of the United States or any agency or department of the United States or any state, (ii) consumer goods, farm products, crops, timber, minerals or the like (including oil and gas) or accounts resulting from the sale thereof, beneficial interests in a trust or a decedent's estate or letters of credit, and (iii) patents, patent applications, copyrights, trademarks, or trademark applications.

         6) We express no opinion as to the priority of any security interests in any of the collateral.

         7) We advise you that the perfection of the security interests which are perfected by the filing of financing statements will be terminated (i) under
Section 9-402 of the UCC, as to any collateral acquired by a borrower more than four months after such borrower changes its name, identity or corporate structure so as to make the financing statements seriously misleading, unless new appropriate financing statements are filed before the expiration of that time; and (ii) as to any collateral which is removed from the State of Mississippi while subject to a security interest perfected under the laws of the State, in the event that action is not taken to perfect the security interest in the jurisdiction to which such collateral is removed within four (4) months or within the time permitted by the laws of such jurisdiction, if shorter.

         8) To the extent that any of the Security Documents purport to create a present assignment of a right to receive payment while allowing the assignor to continue to collect such payments, we express no opinion as to the perfection of a security interest in the payments or the right to receive payments.

         9) We express no opinion with respect to paragraph 9(a) above concerning the validity, enforceability or perfection of any security interest purportedly granted in property excluded from the scope of Article 9 of the UCC including, without limitation, causes of action in tort, unearned premiums, leases, rents, insurance and insurance proceeds (except to the extent constituting proceeds under the UCC), titled property and judgments.

         10) We express no opinion as to whether a security interest may be granted in a gaming license, a liquor license, a permit from the Department of the Army Corps of Engineers or any other permits or licenses, since such items of collateral may be deemed to be personal rights rather than contract rights or general intangibles. The foreclosure sale of alcohol is restricted by the Mississippi Alcoholic Beverage Control Commission and resale may be limited to a state agency.

         11) We advise you that, to continue perfection of the security interest perfected by filing financing statements, a continuation statement must be filed with the appropriate filing offices within six (6) months prior to the expiration of five
(5) years from the date of the original filings or last continuations thereof.

         B. The enforceability of any party's obligations under any of the Documents referenced hereinabove is subject to the following:

         1) The effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors" rights generally (including such limitations as may deny giving effect to waivers of a debtor's or guarantor's rights) and the effect of any statutory or other law regarding fraudulent conveyances.

         2) General principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and no opinion is expressed as to whether any provision is specifically enforceable in equity.

         3) The obligation of the Secured Party to act reasonably, in good faith and with fairness in exercising rights under the Documents and Security Documents.

         4) Certain applicable laws and judicial rulings that may limit, impair or delay the enforcement of certain remedies, waivers or other provisions of the documents referenced hereinabove, but which will not in our opinion substantially interfere with the practical realization of the benefits intended to be conferred thereby.

         5) Limitations on repossession of property without judicial process requiring that such action be taken without a breach of the peace.

         6) The statutory right of reinstatement prior to foreclosure as set forth in Sections 89-1-59 and 75-9-506 of the Mississippi Code of 1972, as amended, which provide that, upon payment of the amounts due prior to acceleration with all accrued costs, attorney's fees and trustee's fees and all taxes and insurance premiums then due, the indebtedness so accelerated shall be reinstated in accordance with its original terms.

         7) A debtor's rights in property or collateral may be voluntarily or involuntarily transferred notwithstanding a provision in a security agreement prohibiting any such transfer or making the transfer a default, pursuant to
Section 75-9-311 of the Mississippi Code of 1972, as amended.

         8) The appointment of a party, such as a lender as attorney-in-fact or proxy for an adverse party, such as a borrower may not be enforceable under principles of equity or as a result of a conflict between the obligations of an attorney-in-fact or proxy holder and the adverse interests of the parties.

         9) The appointment of a receiver for the property of any debtor will not be authorized, except as an ancillary part of a separate action on the debt, whether the debt is secured or unsecured.

         10) Either party to an arbitration agreement may revoke the agreement to arbitrate at any time before an award has been made.

         11) To the extent that any of the Security Documents purport to waive or to affect the rights of third parties who are not signatories to the Security Documents, such provisions of the Security Documents are not enforceable against such third parties.

         12) The waiver of any applicable statute of limitations is not enforceable.

         13) We express no opinion as to the validity, binding effect, enforceability or performance of any provision in any of the Documents to the extent that such provision (i) purports to select the jurisdiction or venue for litigation in any state or court, purports to alter or waive requirements for valid service of process or purports to waive the right to a jury trial, (ii) purports to waive any requirement of reasonable or diligent performance or other care on the part of the lenders or holders with respect to the recognition or preservation of the rights of the lenders or holders to or interest in any property subject to any security interest or lien granted thereby, (iii) provides that delays by the lenders or holders will not operate as a waiver; or
(iv) attempts to modify or waive any requirements of commercial reasonableness or notice.

         14) To the extent that any of the Documents or Security Documents purport to create a present assignment of a right to receive payment while allowing the assignor to continue to collect such payments, we express no opinion as to the perfection of a security interest in the payments or the right to receive payments. Furthermore, we express no opinion on the irrevocability of licenses or of powers of attorney, regardless of whether "coupled with an interest".

         C. We express no opinion as to compliance with any environmental laws; ERISA or other pension and employee benefit laws and regulations; federal and state securities laws and regulations; federal reserve board margin regulations; any federal admiralty or maritime laws; or federal and state anti-trust and unfair competition laws and regulations.

         D. We have made no examination of title to the property described in the Security Documents or any restrictions in underlying documents on transfer or pledge, and we express no opinion with respect to (i) the status of title to such property, (ii) the priority of the liens of the Security Documents or of any advances made pursuant to the Security Documents, or (iii) the enforceability of the liens of the Security Documents to the extent enforceability depends upon title to the property described therein. We advise you that, if the principal amount secured by the Deed of Trust is paid in full and the Mississippi Guarantor requests cancellation, the liens of the Deed of Trust will be released and will no longer be enforceable. We further advise you that, since the three year statutory period for enforcement of the Deed of Trust will commence on the due dates shown on the Deed of Trust, any extension or renewal of the indebtedness secured by the Deed of Trust beyond the original due date must be noted on the margin of the Deed of Trust or amended or supplemented deeds of trust filed noting the extended date prior to expiration of the statute of limitations for enforcing the Deed of Trust. We further advise you that a claim for a deficiency judgment against a borrower will be barred in a court of the State of Mississippi if not sought within twelve (12) months after any foreclosure sale.

         E. We express no opinion as to the effect of any regulation, law, covenant or agreement relating to zoning, building codes, use, occupancy, subdivision or environmental control requirements.

         F. Except as provided in paragraph 5 hereof, we express no opinion as to whether the making of the loans by the Secured Party or whether the execution, delivery and performance of the Documents and other documents related thereto violates any law, rule or regulation of any governmental authority having regulatory jurisdiction over the Secured Party or any legal or regulatory status or the nature of the business of any Secured Party or because of any facts specifically pertaining to the Secured Party. Except as provided in paragraph 6 hereof, we express no opinion as to whether the making of the loans by the Secured Party or whether their execution, delivery or performance of the Security Documents requires the consent or approval of, or the giving of notice to, any such governmental authority.

         G. We advise you of the following: In at least one instance in the past, the Mississippi State Tax Commission (the "TAX COMMISSION") applied a broad interpretation to the Finance Company Privilege Tax Law as codified in Sections 27-21-1 through 27-21-19 of the Mississippi Code of 1972. The aforesaid Law levies a statewide privilege tax on any lender other than a national or state bank lending money secured by a lien on any tangible personal property and certain specifically listed items located in the State of Mississippi. The tax is one-fourth of one percentage of the total indebtedness secured by tangible property located in the State of Mississippi and is payable annually. If any lender fails to pay the tax, access to the courts of the State of Mississippi is denied.

         A twenty-five percent penalty is imposed and failure to pay also constitutes a misdemeanor subject to a fine. The current position of the Tax Commission is that the tax is due without regard to traditional "doing business" issues and the making of any loan secured by personal property located in the State of Mississippi is sufficient for imposition of the tax and control of access to the courts. If the Tax Commission is correct in its position, as to which we give no opinion, certain provisions of this opinion must be construed in accordance with such position. We are aware of at least one instance in which the Tax Commission has applied a broad interpretation of the Finance Company Privilege Tax Law; however, we are not aware of any other instances in which the Tax Commission has applied such an interpretation of the statute.

         H. We advise you of the following:

         1) Pursuant to Commission Regulations, certain transactions such as loan transactions, extensions of credit and guaranties involving licensees of the Commission must be reported to the Commission within thirty (30) days after the transaction is consummated. If, after investigation as the Executive Director of the Commission deems appropriate, the Commission finds that a reported transaction is inimical to the public safety, health, welfare, morals, good order or general welfare of the people of the State of Mississippi, or would reflect, or tend to reflect, discredit upon the State of Mississippi or the gaming industry, the Commission may order the transaction rescinded within such time and upon such terms and conditions as it deems appropriate.

         2) The Mississippi Gaming Laws grant broad powers to the Commission to require persons directly or indirectly involved with licensees, such as holders of indebtedness of a gaming licensee, to apply for a license or finding of suitability.

         3) The Mississippi Gaming Laws require approval by the Commission prior to obtaining possession, or the sale, of gaming devices, or of any operating gaming facility or of the proceeds from such sale.

         4) The Mississippi Gaming Laws may require the filing of applications with, and the approval of, the Commission prior to (a) any re-registration or action similar to re-registration of any securities of or ownership interests in a licensee of the Commission or a holding company registered with the Commission pledged as collateral under the Documents (or any distribution in respect of, in addition to, in substitution of, or in exchange for, such collateral or any part thereof); (b) any foreclosure, sale, transfer or other disposition of the collateral pledged under the Documents; or (c) a change of control of the Mississippi Guarantor or any other Majestic Entity.

         I. We express no opinion as to the enforceability of Impounds (as defined in the Deed of Trust) on Impositions (as defined in the Deed of Trust) consisting of penalties and other charges imposed by any Nevada Gaming Authority. Our opinion will be subject to standard assumptions, conditions, exceptions and qualifications customary for transactions of this type that are subject to the applicable laws of the State of Mississippi.

                                                                       EXHIBIT D

                 FORM OF OPINION OF ROBINSON WATERS & O'DORISIO

         1. Due Organization; Good Standing of Colorado Guarantor. Barden Colorado Gaming, LLC ("COLORADO GUARANTOR") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite limited liability company power and authority to conduct and carry on its business and to own, lease, use, and operate its properties and assets as described in the Offering Circular, subject to transfer to Colorado Guarantor of the license to permit Colorado Guarantor to conduct limited gaming in the Fitzgeralds Casino in Black Hawk, Colorado (the "PREMISES" and, such license, the "LIMITED GAMING LICENSE") and issuance to Colorado Guarantor of a retail gaming tavern liquor license (the "LIQUOR LICENSE"), as described in paragraph 6 below, upon the delivery of the deed conveying title to the Premises to Colorado Guarantor (the "Deed"), transfer of physical possession of the Premises as part of the closing of the acquisition by Colorado Guarantor of the Premises, and surrender of the existing Liquor License for the Premises.

         2. Outstanding Interests. All of the outstanding membership interests in Colorado Guarantor have been duly authorized and are validly issued.

         3. Power and Authority. Colorado Guarantor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Documents (as defined on the attached Schedule) to which it is a party and to consummate the Transactions contemplated thereby, subject to transfer to Colorado Guarantor of the Limited Gaming License and issuance to Colorado Guarantor of the Liquor License, as described in paragraph 6 below, upon the transfer of physical possession of the Premises as part of the closing of the acquisition by Colorado Guarantor of the Premises.

         4. Authorization and Enforceability.

         (a) Purchase Agreement. The execution and delivery by Colorado Guarantor of the Purchase Agreement and the performance by Colorado Guarantor of the Transactions contemplated thereby (including without limitation the Offering and the issuance of the Guarantee by Colorado Guarantor in accordance with the Purchase Agreement) have been duly authorized by Colorado Guarantor, and the Purchase Agreement has been validly executed and delivered by Colorado Guarantor. [SUBJECT TO RECEIPT OF SIGNED SIGNATURE PAGE AT CLOSING]

         (b) Indenture. The execution and delivery by Colorado Guarantor of the Indenture and the performance by Colorado Guarantor of the Transactions contemplated thereby have been duly authorized by Colorado Guarantor, and the Indenture has been validly executed and delivered by Colorado Guarantor. [SUBJECT TO RECEIPT OF SIGNED SIGNATURE PAGE AT CLOSING]

         (c) Registration Rights Agreement. The execution and delivery by Colorado Guarantor of the Registration Rights Agreement and the performance by Colorado Guarantor of the Transactions contemplated thereby have been duly authorized, and the Registration Rights Agreement has been validly executed and delivered by Colorado Guarantor. [SUBJECT TO RECEIPT OF SIGNED SIGNATURE PAGE AT CLOSING]

         (d) Guarantee of the Series A Notes. The execution and delivery by Colorado Guarantor of, and the performance by Colorado Guarantor of its obligations under, the Guarantee to be endorsed on the Series A Notes by Colorado Guarantor have been duly authorized by Colorado Guarantor, and such Guarantee has been validly executed and delivered by Colorado Guarantor. [SUBJECT TO RECEIPT OF SIGNED SIGNATURE PAGE AT CLOSING]

         (e) Guarantee of the Series B Notes. The execution and delivery by Colorado Guarantor of, and the performance by Colorado Guarantor of its obligations under, the Guarantee to be endorsed on the Series B Notes by Colorado Guarantor have been duly authorized by Colorado Guarantor.

         (f) Security Documents. The execution and delivery by Colorado Guarantor of each of the Security Documents (identified on the attached Schedule) to which Colorado Guarantor is a party and the performance by Colorado Guarantor of the Transactions contemplated thereby (including without limitation the creation, grant, recording, and perfection of the Security Interests, the execution and filing of financing statements, and the payment of any fees and taxes in connection therewith) have been duly authorized by Colorado Guarantor; and each of the Security Documents to which Colorado Guarantor is a party has been validly executed and delivered by Colorado Guarantor; and each of those Security Documents, to the extent subject to Colorado law (the "COLORADO SECURITY DOCUMENTS"), is the valid and binding obligation of Colorado Guarantor, enforceable against Colorado Guarantor in accordance with its terms, subject to the qualifications set forth in this letter.

         5. No Conflict. None of the execution or delivery by Colorado Guarantor of, or the performance by Colorado Guarantor of any of its obligations under, the Documents, nor the compliance by Colorado Guarantor with the terms and provisions thereof, nor the consummation of any of the Transactions contemplated thereby, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of Colorado Guarantor except as created by the Indenture, the Security Documents or other Documents, or result in an acceleration of indebtedness pursuant to, (i) the Charter Documents of Colorado Guarantor or
(ii) any Applicable Colorado Law. "APPLICABLE COLORADO LAW" means those statutes, rules, and regulations of the State of Colorado, including the Colorado Gaming Laws, which, in our experience, are normally applicable both to transactions of the type contemplated by the Documents and to general business companies which are not engaged in regulated business activities other than limited gaming and the sale of liquor.

         6. Permits.

         (a) No Permit (including without limitation any Permit of the Colorado Gaming Commission and any Permit under the statutes and regulations of the State of Colorado pertaining to the conduct of limited gaming within the State) which is required under Applicable Colorado Law in connection with, or as a condition to, the execution, delivery or performance by Colorado Guarantor of any of the Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions (i) other than such Permits, which will be in full force and effect on the Closing Date (subject, in the case of the Limited Gaming License and the Liquor License, to transfer of physical possession of the Premises as part of the closing of the acquisition by Colorado Guarantor of the Premises, as described in paragraphs

6(b) and 6(c) below), and (ii) expressly excluding those Permits (if any) with respect to state securities or "blue sky" laws, as to which we express no opinion.

         (b) With respect to the operation of the limited gaming casino known as Fitzgeralds and the ownership, occupancy and control of the Premises within which limited gaming is conducted, each of Colorado Guarantor, Don H. Barden, Michael E. Kelly, and the Majestic Entities (as defined below) (collectively, the "REGULATED PERSONS") has been approved and will, upon surrender of the existing Fitzgeralds Limited Gaming License upon transfer of physical possession of the Premises as part of the closing of the acquisition by Colorado Guarantor of the Premises, have all Permits necessary for the conduct of limited gaming under the applicable gaming laws of the State of Colorado and the conduct of the activities set forth in the Offering Circular relating to the operation of the Fitzgeralds Casino; provided further that as of November 28, 2001, Philip Dinan, the Supervisory Agent for the Colorado Division of Gaming, has advised us that all standard conditions precedent to the transfer of the Limited Gaming License held by the Fitzgeralds Casino have been satisfied to permit the transfer of such Limited Gaming License so that the Fitzgeralds Casino can be operated by Colorado Guarantor upon the transfer of physical possession of the Premises as part of the closing of the acquisition of such Premises. To our knowledge, none of the Regulated Persons has received notice that the Colorado Gaming Commission is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit. The term "MAJESTIC ENTITIES" means Majestic Investor Holdings, LLC, a Delaware limited liability company; Majestic Investor, LLC, a Delaware limited liability company; The Majestic Star Casino, LLC, an Indiana limited liability company; and Barden Development, Inc., an Indiana corporation.

         (c) A Liquor License must be issued by the City Clerk of Black Hawk to Colorado Guarantor as a transfer from the current holder, upon change of physical possession of the Premises after the closing. All applications necessary for issuance of the Liquor License upon transfer have been prepared. Colorado Guarantor will file with the City Clerk of Black Hawk the application to request the issuance of the temporary Liquor License on Tuesday, December 4, 2001, 2:00 p.m. (MST). However, the temporary Liquor License will not be issued until a copy of the Deed in favor of Colorado Guarantor is submitted to the City Clerk of Black Hawk for review. Once issued, the temporary Liquor License will become effective upon the actual transfer of physical possession of the Premises to Colorado Guarantor and surrender of the existing Liquor License.

         After issuance of the temporary Liquor License, a permanent Liquor License must be issued by the City of Black Hawk and State of Colorado, the issuance of which is subject to additional review. As of November 30, 2001, the liquor licensing authorities of the City of Black Hawk have advised us that transfer of physical possession of the Premises as part of the closing of the acquisition by Colorado Guarantor of such Premises and surrender of the existing Liquor License will be conditions precedent to the effectiveness of the temporary Liquor License. The application for a permanent Liquor License will be submitted after the Closing Date.

         7. No Proceedings. To our knowledge, after having made inquiry to appropriate Colorado gaming regulatory authorities, there are no pending regulatory actions which would result in any limitation, conditioning, suspension, modification or revocation of any license, the issuance of which is required by the State of Colorado, for operation of limited gaming in the Fitzgeralds Casino. In particular, there are no proceedings, initiated or otherwise pending, against any of the Regulated Persons.

         8. Offering Circular. The information in the Offering Circular under the headings "Risk Factors--Risks Related to the Notes--Gaming laws, other regulations and lessor consent issues may delay or otherwise impede the trustee's ability to foreclose on the collateral," "Risk Factors--Risks Related To Our Business--Extensive government regulation continuously impacts our operations," "Risk Factors--Risks Related To Our Business--You may be required to dispose of your notes, or we may be required to redeem your notes, as a result of gaming regulatory matters," and "Government Regulation and Licensing--Colorado Gaming Regulation" has been reviewed by us and, to the extent such information constitutes statements or matters of Colorado law or legal conclusions, such information is accurate in all material respects. Our opinion with reference to the cited sections of the Offering Circular is strictly limited to matters pertaining to the application of Colorado laws and regulations concerning the conduct of limited gaming in Colorado. We do not opine on any financial projection or statements of historical performance of the gaming property.

         9. UCC Opinions.

         (a) The provisions of the authorization letter dated [______], 2001 (the "AUTHORIZATION LETTER"), to the Secured Party, are sufficient to constitute authorization by Colorado Guarantor of the filing of the financing statements for purposes of Section 9-509 of the Uniform Commercial Code of the State of Colorado (the "COLORADO UCC"). [NEED TO SEE COPY OF EXECUTED LETTER]

         (b) The provisions of the Deed of Trust are sufficient to constitute authorization by Colorado Guarantor of the filing of the fixture financing statement for purposes of Section 9-509 of the Colorado UCC. [NEED TO SEE COPY OF EXECUTED DEED OF TRUST]

         (c) By virtue of the Security Agreement, assuming it is effective under New York law to create in favor of the Secured Party a valid security interest in the UCC Collateral that is of a type in which a security interest can be created under Article 9 of the Uniform Commercial Code in effect in the State of New York (the "NEW YORK UCC"), under the Colorado UCC, the security interest of the Secured Party will be perfected in Colorado Guarantor's rights in that portion of the UCC Collateral pledged by it upon the later of the attachment of the security interest and the filing of the Colorado Financing Statement in the Office of the Secretary of State of Colorado (the "COLORADO FILING OFFICE"), provided a security interest in such Collateral can be perfected by filing. We express no opinion with respect to (i) money; (ii) deposit accounts; (iii) letter of credit rights; (iv) goods covered by a certificate of title statute;
(v) as-extracted collateral, timber to be cut; (vi) any property subject to a statute, regulation, or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Colorado UCC; (vii) any patents, copyrights, or trademarks; or (viii) any goods subject to a negotiable document of title.

         (d) By virtue of the Deed of Trust, under the Colorado UCC, the security interest of the Secured Party will be perfected in Colorado Guarantor's rights in any Fixture Collateral located on the real property described on Exhibit _____ to the Colorado Fixture Financing Statement upon the later of the attachment of the security interest and the filing of the Colorado Fixture Financing Statement in the Office of the Clerk and Recorder of Gilpin County, Colorado (the "RECORDING OFFICE").

         (e) You have asked whether Colorado Guarantor is a "registered organization" as defined in Section 9-102 of the Colorado UCC for purposes of
Section 9-503 of the Colorado UCC. Pursuant to Sections 7-80-205, 7-80-208, and 7-80-309 of the Colorado Limited Liability Company Act, once the Secretary of State of the State of Colorado has "filed" the articles of organization of a limited liability company, such filing is deemed notice of the existence of such limited liability company. Based on our review of the Secretary of State Certificates, we are of the opinion that under the Colorado UCC and the Colorado Limited Liability Company Act, Colorado Guarantor is a "registered organization."

         (f) The Deed of Trust and the Assignment of Leases and Rents are each in appropriate form for recording with the Recording Office.

         (g) Upon due recordation of the Deed of Trust in the Recording Office, such document will create, as security for the payment and performance of Colorado Guarantor's obligations secured thereby, a valid, perfected, and enforceable mortgage lien of record on real property (including fixtures to the extent such fixtures constitute real property). Under Colorado law, the security interest in the Rents (as defined in the Deed of Trust) is inchoate until a default under the Deed of Trust and the institution of proceedings by Beneficiary to enforce its remedies under the Deed of Trust.

         (h) There is no mortgage, mortgage recording, stamp, intangibles or other similar tax (other than normal filing and recording fees) required to be paid under the laws of the State of Colorado or any political subdivision thereof in connection with the execution, delivery, recordation, filing or perfection, as applicable, of any of the Deed of Trust or the obligations evidenced or secured thereby.

         (i) The laws of the State of Colorado do not require a lienholder to make an election of remedies where such lienholder holds security interests and liens in both the real estate and the personal property of the debtor or require a lienholder to take recourse first or solely against its collateral.

         (j) Colorado has accepted the approach of the Restatement (Second) Conflicts of Laws ss. 187, which provides generally that the parties to a contract may choose the law that will govern their contractual rights and duties, provided the chosen state has a substantial connection to the Transaction. The Colorado Supreme Court has not addressed directly the question of whether the parties can choose different law to apply to the same contract. Colorado law would certainly control the formation, perfection, and enforcement of the security interest in real property located in the State of Colorado. It is not clear whether Colorado would require its usury statute to apply to the Transactions. However, if Colorado law were applied to the Security Documents and if the "loan finance charge" does not exceed an annual percentage rate of 45%, the loan finance charge would not be usurious. A "loan finance charge" includes all charges payable by the debtor as an incident to or condition of the extension of credit.

         (k) The Secured Party is not required to register as a foreign corporation or to qualify to do business in the State of Colorado solely in order to create or acquire indebtedness, mortgages, or other security interests in real or personal property or to enforce such mortgages or security interests in the property securing such debts.

         (l) Neither the State of Colorado nor any political subdivision thereof has any law pursuant to which a lien against any real property of Colorado Guarantor superior to the lien created by the Deed of Trust could arise as a result of a violation of environmental laws or regulations of the State of Colorado or any political subdivision thereof.

         (m) In the event of a partial prepayment of the Secured Obligations (as defined in the Security Agreement), such prepayment shall not affect the validity or enforceability of the Security Documents.

         Based on the foregoing, and subject to the qualifications and exceptions herein contained, we are of the opinion that there are available to you adequate remedies for the practical realization of the benefits and security contemplated by the Colorado Security Documents, assuming appropriate and timely assertion of rights thereunder, and except for the economic consequences of any procedural delay or the possibility of expenditure for additional enforcement costs prior to realization on your security, since a public trustee foreclosure is probably not possible, given that C.R.S. ss.ss. 38-38-101 and 38-39-102 require the presentation of the original evidence of indebtedness in order to foreclose or release the lien of the Deed of Trust. In the event of reissuance of any note for the original notes when the outstanding indebtedness evidenced thereby is increased or decreased or otherwise modified, the public trustee may still require presentation of the original notes in addition to any amendments or extensions thereof prior to commencing foreclosure or granting a release of the lien of the Deed of Trust.

         Our opinions set forth above are further limited by the following qualifications:

         (i) Enforcement of the Colorado Security Documents may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws of general application affecting the enforcement of creditors' rights;

         (ii) We express no opinion as to the availability of the remedies of specific performance, injunctive relief or any other equitable remedy, all of which are subject to the discretion of the court before which proceedings therefore may be brought;

         (iii) With respect to any provisions of the Colorado Security Documents pursuant to which the Beneficiary (as defined in the Deed of Trust) attempts to hold itself exempt from liability for or requires Colorado Guarantor to indemnify and hold Beneficiary harmless from Beneficiary's own negligence or bad faith, such provisions may not be enforced by a court as being against public policy or lacking good faith or commercial reasonableness.

         (iv) A court might not enforce payment pursuant to the Colorado Security Documents upon accelerated maturity thereof if such accelerated maturity is declared as a consequence of the failure of Colorado Guarantor to perform or observe any provision of the Colorado Security Documents that a court determines not to be material.

         (v) Certain terms and provisions of the Colorado Security Documents pursuant to which Colorado Guarantor purportedly waives rights affirmatively granted to it under law may be found by a court to be unreasonable and/or unenforceable.

         (vi) With respect to any provision of a Colorado Security Document which purports or attempts to constitute a legally binding consent to the appointment of a receiver or the creation of a receivership upon ex parte application, such provision may not be enforced by a court in the exercise of its equity powers.

         (vii) With respect to any provision of a Colorado Security Document which states or implies that the Beneficiary shall not be a "mortgagee in possession" when it exercises remedies available to it, that provision may not be enforceable because it is subject to a factual determination by a reviewing court if challenged.

         (viii) The determination as to whether or not a waiver of a party's rights under the Colorado Security Documents exists is a factual one, and therefore any provisions of the Colorado Security Documents which require all waivers to be in writing may not be enforceable.

         (ix) Notwithstanding the absolute language contained in the Deed of Trust and/or Assignment of Leases with respect to the assignment of rents, the provisions contained therein may only create an inchoate lien which may have to be perfected subsequent to the occurrence of a default by taking affirmative action, such as the appointment of a receiver or the taking possession by the assignee of the rents where permitted under applicable statutes.

         (x) C.R.S. ss. 4-9-610 does not permit a secured party to purchase at a private sale of personal property unless the collateral is of a type customarily sold in a recognized market or is the subject of widely distributed standard price quotations. To the extent the provisions of the Colorado Security Documents give the Beneficiary the right to become the purchaser at any foreclosure sale, such provisions may be unenforceable for the foregoing reason.

         (xi) The Deed of Trust provides that it is security for additional indebtedness for which Colorado Guarantor may become liable to Beneficiary. Although these provisions may be effective as between Beneficiary and Colorado Guarantor, they are probably not enforceable for those advances which are not mandatory and not expressly set forth in the Deed of Trust as to third parties who have perfected their liens or security interests.

         (xii) Any provisions of the Colorado Security Documents that provide for the divestiture of Colorado Guarantor's interest in the Premises after sale thereof may not be enforceable if they purport to cut off or convey Colorado Guarantor's right of redemption. Any provisions of the Colorado Security Documents which provide for a waiver of any statutory redemption periods are unenforceable.

         (xiii) In reviewing the provisions of the Colorado Security Documents, a court, under Colorado law, will likely apply a good faith and fair dealing standard.

         (xiv) To the extent provisions of the Colorado Security Documents appoint the Beneficiary an attorney-in-fact for Colorado Guarantor, or purport to permit the Beneficiary to avoid compliance with its duties and responsibilities as a mortgagee in possession once it has taken care, custody and control of the Premises, or to avoid compliance with the duties of a secured creditor set forth in the Colorado UCC, such provisions may not be enforceable.

         (xv) To the extent the Colorado Security Documents purport to authorize a disposition of personal property (whether either tangible or intangible) in a manner that is not commercially reasonable, taking into account all facts and circumstances which exist at the time of such disposition, a court may require that such disposition be made in a commercially reasonable manner.

         (xvi) To the extent that the Colorado Security Documents permit the Beneficiary to dispose of collateral for an amount less than the fair market value thereof, such provision may not be enforceable.

         (xvii) To the extent the Colorado Security Documents purport to set forth provisions for the valuation and appraisal of the Premises in the event of foreclosure, the same may be unenforceable if such provisions conflict with C.R.S. ss. 38-38-106, which requires the Beneficiary to bid at the foreclosure sale the lesser of the amount of the debt or "at least such owner's good faith estimate of the fair market value of the property being sold . . . ," less certain expenses and other statutory exceptions.

         (xviii) With respect to any "self-help" rights granted to the Beneficiary under the Colorado Security Documents, certain of the rights described therein may not be permitted under Colorado law. Typically, Colorado law permits a mortgagee to exercise such self-help remedies if the same can be accomplished without disturbance of the peace and limits the rights of a lender to the care, custody, control, safekeeping and preservation of its collateral.

         (xix) No opinion is given on the enforceability of any due-on-encumbrance provisions contained in the Colorado Security Documents.

         (xx) With respect to any provisions of the Colorado Security Documents stating that the same may only be amended or modified in writing, or stating that the consent of the Beneficiary to any action will only be effective if in writing, the same may not be enforceable, in that a court in reviewing the relevant facts and circumstances may determine that a course of conduct has effected such amendment, modification or consent.

         (xxi) Enforcement of any remedy by Beneficiary to take possession of any collateral secured by the Colorado Security Documents is subject to the approval of the Colorado Gaming Commission and may require that a license be issued by the Commission before possession of any of such collateral can be transferred.

         Our opinion will be subject to standard assumptions, conditions, exceptions and qualifications customary for transactions of this type that are subject to the applicable laws of the State of Colorado.

         The following terms shall have the following respective meanings:

         (i) the Pledge Agreement, of even date herewith, between Majestic Investor, LLC, a Delaware limited liability company ("PARENT"), as pledgor, and the Trustee, as secured party (the "PLEDGE AGREEMENT");

         (ii) the Pledge and Security Agreement, of even date herewith, among certain of the Majestic Entities, including the Colorado Guarantor, as pledgors, and the Trustee, as secured party (the "SECURITY AGREEMENT");

         (iii) the Copyright Security Agreement, of even date herewith, among certain of the Majestic Entities, including the Colorado Guarantor, and the Trustee (the "COPYRIGHT SECURITY AGREEMENT");

         (iv) the Trademark Security Agreement, of even date herewith, among certain of the Majestic Entities, including the Colorado Guarantor, and the Trustee (the "TRADEMARK SECURITY AGREEMENT");

         (v) the Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, of even date herewith, among the Colorado Guarantor, as Trustor, the Public Trustee of the County of Gilpin, State of Colorado, as Trustee, and the Trustee, as Beneficiary (the "DEED OF TRUST");

         (vi) the Assignment of Rents, Leases and Profits, of even date herewith, between the Colorado Guarantor, as assignor, and the trustee, as assignee (the "ASSIGNMENT OF LEASES AND RENTS");

         (vii) the financing statement on Form UCC-1 listing the Colorado Guarantor as debtor and Trustee as secured party (the "COLORADO UCC-1 FINANCING STATEMENT") to be filed in the Colorado Filing Office;

         (viii) the financing statement on Form UCC-1 listing the Colorado Guarantor as debtor and Trustee as secured party to be filed as a fixture filing (the "COLORADO FIXTURE FINANCING STATEMENT") in the Recording Office; and

         (ix) the Member Agreement, of even date herewith (the "MEMBER AGREEMENt"), by and among the Company, Parent, The Majestic Star Casino, LLC, an Indiana limited liability company ("MAJESTIC STAR"), and Barden Development, Inc., an Indiana corporation ("BDI").

         Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement of which this Exhibit D forms a part.

     OPERATIVE DOCUMENTS

     Purchase Agreement
     Indenture
     Member Agreement
     Registration Rights Agreement
     Notes
     Guarantee of Series A Notes

     Guarantee of Series B Notes
     Security Documents (defined below).


                  DOCUMENTS

                  Purchase and Sale Agreement
                  Operative Documents
                  Intercreditor Agreement
                  New Credit Facility

                  SECURITY DOCUMENTS

                  Deed of Trust*
                  Assignment of Leases and Rents*
                  Pledge Agreement
                  Security Agreement
                  Trademark Security Agreement
                  Copyright Security Agreement
                  Colorado UCC-1 Financing Statement*
                  Colorado Fixture Financing Statement*
                  Authorization Letter*
                  * Colorado Security Documents

                                                                       EXHIBIT E

             FORM OF OPINION OF TERRIBERRY, CARROLL & YANCEY, L.L.P.

         1. The Mortgagor is eligible under the relevant laws of the United States to own and document the Vessel under the laws and flag of the United States of America, and to operate the Vessel in the coastwise trade of the United States, and the Mortgagee is eligible under such laws to be a Mortgagee of the Vessel.

         2. The Vessel has been duly documented in the name of the Mortgagor under the laws of the United States of America. As of the time of issuance of the Certificate of Ownership dated , the Vessel was subject to no prior recorded maritime liens or encumbrances.

         3. The Mortgage is a legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms, except i) as limited by the effect of bankruptcy, insolvency, re-organization, moratorium or other similar laws relating to or affecting the rights of creditors generally; ii) as limited by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; and iii) as subject to principles of equitable subordination. The provisions of the Mortgage are effective to create in favor of the Mortgagee a valid, perfected and enforceable preferred mortgage lien on the Vessel pursuant to Chapter 313 of Title 46 of the United States Code (the "Act").

         4. Upon filing and due recording of the Mortgage in the United States Coast Guard, National Vessel Documentation Center, the Mortgagee will have a valid first preferred mortgage lien under Chapter 313 of Subtitle III of Title 46, United State Code on the Vessel, entitled to all of the benefits and priorities accorded a first "preferred mortgage" under 46 USC ss. 31322, prior to all Liens other than those expressly granted priority under the Vessel Mortgage Act over the lien of a first "preferred mortgage," enforceable against the FITZGERALDS TUNICA in accordance with its terms. The National Vessel Documentation Center is the only office where filing is necessary in order to perfect the Lien of the Mortgage on the FITZGERALDS TUNICA and the Mortgage is in appropriate form for recording Chapter 313 of Subtitle III of Title 46, United States Code to create, perfect or maintain the Mortgage as a "preferred mortgage" within the meaning of Chapter 313. The Mortgage secures the payment and performance of the Secured Obligations (as defined in the Mortgage) and is in compliance with and does not violate the Act.

         Our opinion is subject to the further following qualifications: (a) We have expressed no opinion as to the legality, validity or enforceability of any waiver of the right to receive notice, or the right to demand formal foreclosure in the event of default, or any waiver of any legal or equitable defense. Additionally, the enforceability of all rights, remedies and obligations is subject to compliance with the requirements of procedural due process.

         (b) While the Mortgage applies to the Vessel, her appurtenances, appliances, etc., certain of the items which are described in the Granting Clause of the Mortgage as appurtenances of the Vessel may not be deemed to be vessel appurtenances, appliances, furniture, etc., and accordingly may not be the proper subjects of a preferred ship mortgage.

         (c) Although the Vessel subject to the Mortgage has been and is currently documented as a vessel of the United States, some federal and state court decisions have held that permanently moored gaming structures are not vessels as a matter of law. If the Vessel is deemed not to be a vessel under the Act as of the time of execution of the Mortgage, then the Mortgage would not have the status of a preferred ship mortgage.

         (d) We have relied upon the Mortgagor's representation that as of this date no action has been taken as to the Vessel which would have resulted in a change in the dimensions or tonnage of the Vessel since the time the Vessel was documented.

         (e) In the event that the Mortgagee should be holding the Mortgage for the use and benefit of that percentage of foreign citizens which would disqualify the Mortgagee from owning or operating a vessel in the coastwise trade of the United States, the use of the self help provisions in the Mortgage would not be available to the Mortgagee, and the Mortgagee would have to foreclose through a federal court foreclosure action.

         (f) Our opinion is based solely on the statutory laws of the United States of America and the general maritime law of the United States of America. The following terms shall have the following respective meanings:

         "VESSEL" means the barge FITZGERALDS TUNICA, (O.N. 262757)

         "MORTGAGOR" means Barden Mississippi Gaming LLC., a Mississippi limited liability

         "MORTGAGE" means that certain first preferred ship mortgage granted by Mortgagor on the barge FITZGERALDS TUNICA in favor of the Bank of New York, a New York banking association, having an address of 101 Barclay Street - 21W, New York, NY 10286, solely in its capacity as Trustee under the Indenture.

         "MORTGAGEE" means The Bank of New York, Trustee-Mortgagee Capitalized terms used herein without definition shall have the meaning specified in the Mortgage, or, if not defined in the Mortgage, in the Indenture.

                                                                       EXHIBIT F

                      FORM OF OPINION OF DYKEMA GOSSETT PLC

         1. Majestic Investor, LLC is a limited liability company duly formed under the laws of the State of Delaware.

         2. Majestic Investor Holdings, LLC is a limited liability company duly formed under the laws of the State of Delaware.

                                                                       EXHIBIT G

           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                    SPECIAL COUNSEL TO THE INITIAL PURCHASER

         1. The Indenture is a valid and binding agreement of each of the Issuers and each of the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except that we express no opinion regarding the enforceability or effect of Section 4.6 of the Indenture.

         2. Each of the Guarantees, when the Notes are issued and delivered by the Issuers against payment therefor in accordance with the terms of the Purchase Agreement and the terms of the Indenture, will constitute a valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms.

         3. The Registration Rights Agreement constitutes a valid and binding agreement of each of the Issuers and each of the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms.

         4. The Notes, when issued and delivered by the Issuers against payment therefor in accordance with the terms of the Purchase Agreement and the terms of the Indenture, will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms.

         5. Assuming (i) the accuracy of the representations and warranties of each of the Majestic Entities and the representations and warranties of you set forth in the Purchase Agreement, (ii) the due performance by the Majestic Entities and the due performance by you of the covenants and agreements set forth in the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Circular, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Circular by purchasers to whom you initially resell the Notes and (v) that purchasers to whom you initially resell the Notes receive a copy of the Offering Circular prior to such sale, the offer, sale and delivery of the Notes to you in the manner contemplated by the Purchase Agreement and the Offering Circular and the initial resale of the Notes by you in the manner contemplated in the Offering Circular and the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion as to any subsequent resale of any Notes.

         In addition, we have participated in conferences with officers and other representatives of the Issuers and the Guarantors, counsel for the Issuers and the Guarantors, representatives of the independent accountants of the Issuers and the Guarantors and you at which the contents of the Offering Circular and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom. For purposes of the foregoing, we note that the Offering Circular was prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act and does not contain all of the information that would be required in a registration statement under the Securities Act. The Purchase Agreement, the Notes, the Indenture, the Guarantees and the Registration Rights Agreement are referred to herein collectively as the "TRANSACTION DOCUMENTS."

         "APPLICABLE LAWS" means the those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than state and foreign securities or blue sky laws, antifraud laws, the rules and regulations of the National Association of Securities Dealers, Inc. and any gaming or liquor laws, rules or regulations), without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

         The opinions set forth below are subject to the following qualifications, assumptions and limitations:

         (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Transaction Documents with any state, federal or other laws or regulations applicable to it or them, including, without limitation, any gaming or liquor laws and regulations or (ii) the legal or regulatory status or the nature of the business of any other party;

         (b) we have assumed that the execution and delivery by Parent, each of the Issuers and each of the Guarantors of the Transaction Documents, as applicable, and the performance by Parent, each of the Issuers and each of the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which Parent, any Issuer or any Guarantor or any of their respective properties is subject, (ii) any law, rule, or regulation to which Parent, any Issuer or any Guarantor or any of their respective properties is subject, including any gaming or liquor laws, rules or regulations, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

         (c) enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

         (d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby;

         (e) we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

         (f) the enforceability of provisions imposing a payment obligation pending the ability of the Issuers and the Guarantors to comply timely with their registration obligations under the Registration Rights Agreement may be limited by applicable laws.

         We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Our opinion will be subject to standard assumptions, conditions, exceptions and qualifications customary for transactions of this type. Capitalized terms used but not defined herein have the respective meanings set forth in the Purchase Agreement of which this Exhibit G forms a part.